                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                    ------------------------------


                              FORM 8-K/A

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): April 1, 1998



                            IMC GLOBAL INC.
          (Exact name of registrant as specified in charter)








Delaware                         1-9759             36-3492467
(State or other jurisdiction   (Commission        (IRS Employer
of incorporation)              File Number)     Identification No.)

2100 Sanders Road, Northbrook, IL                     60062
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code (847) 272-9200

Item 2.   Acquisition or Disposition of Assets.

    On April 1, 1998, IMC Global Inc. (IMC) acquired (i) Harris Chemical Group, Inc. (HCG) pursuant to an Agreement and Plan of Merger dated as of December 11, 1997 by and among IMC and IMC Merger Sub Inc. (Merger Agreement) and (ii) all of the outstanding shares of capital stock of Harris Chemical Australia Pty Ltd. (Penrice, and together with HCG, Harris) pursuant to a Sale and Purchase Agreement, Penrice Group of Companies dated as of December 11, 1997 among Prudential Asset Management Asia Limited, DGHA Persons and Trust, Search Investment NV, Marsupial L.L.C., Marsupial - II L.L.C., Soda Ash (L) BHD, Manager Shareholders named therein, HCA and IMC (Penrice Agreement and together with the Merger Agreement, Acquisition Agreements) (collectively, Harris Acquisition).

    As contemplated by the Merger Agreement, IMC Merger Sub Inc., a wholly-owned subsidiary of IMC, was merged with and into HCG with HCG being the surviving corporation and continuing as a wholly-owned subsidiary of IMC under the name IMC Inorganic Chemicals Inc. Under the Penrice Agreement, IMC acquired, directly or indirectly, all outstanding capital stock of HCA which will continue under the name Penrice Holding.

    Pursuant to the Acquisition Agreements, IMC acquired Harris for an aggregate purchase price of $450 million in cash and the assumption of approximately $950 million of Harris debt. IMC funded the cash portion of the Harris Acquisition through its borrowing capabilities.

    Harris is a producer and marketer of inorganic chemical and extractive mineral products with primary manufacturing sites in North America, Europe and Australia. IMC intends to continue to put the Harris assets it is acquiring to the same use. Its principal products are salt, sodium-based chemicals, including soda ash and sodium bicarbonate, sulfate of potash, boron chemicals and other inorganic chemicals. Harris projects 1998 annual sales to be approximately $850 million.


Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

 (a) The Harris Chemical Group, Inc. and Subsidiaries financial statements as of March 29, 1997 and March 30, 1996 and the related statements of operations and cash flows for each of the three years in the period ended March 29, 1997 are set forth in this Current Report on Form 8-K/A. Additionally, the Harris Chemical Group, Inc. and Subsidiaries financial statements as of March 29, 1997 and March 30, 1996 and the related statements of operations and cash flows for each of the thirty-nine week periods ended March 29, 1997 and March 30, 1996 are set forth in this Current Report on Form 8-K/A.

    The Penrice Australia Pty Ltd. & Its Controlled Entities financial statements as of June 30, 1997 and 1996 and the related statements of operations and cash flows for each of the three years in the period ended June 30, 1997, stated in Australian dollars, the reporting currency, are set forth in this Current Report on Form 8-K/A. Additionally, the Penrice Australia Pty. Ltd. & Its Controlled Entities financial statements as of March 31, 1998 and 1997 and the related statements of operations and cash flows for each of the nine month periods ended March 31, 1998 and 1997, stated in Australian dollars, the reporting currency, are set forth in this Current Report on Form 8-K/A.

    The Australian dollar exchange rates applicable to the financial statements presented herein are provided in the table below.

Financial Statement  Balance Sheet Rate        Respective Average
Rate
------------------   ------------------        --------------------
---
June 30, 1996             .7880                      .7916
June 30, 1997             .7539                      .7830
March 31, 1997            .7856                      .7875
March 31, 1998            .6623                      .6983

           HARRIS CHEMICAL GROUP, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS
                          (in thousands)
                             Unaudited
                                    Thirty-nine Weeks Ended
                                 December 27, December 28,
                                  ------------------------
                                    1997         1996
                                    ----         ----
Net sales                       $496,640     $483,602
Cost of sales                    380,186      371,036
                                 --------      --------
 Gross profit                    116,454      112,566
Selling, general and administrative
 expenses                         58,952       56,792
                                 --------      --------
 Operating income                 57,502       55,774

Other income (expense):
 Interest expense               (85,929)     (78,406)
 Foreign currency translation loss (862)        (749)
 Other, net                          592        (620)
                                 --------      --------

 Income (loss) before taxes     (28,697)     (24,001)

Provision for income taxes         4,402        5,918
                                 --------      --------

 Net (loss)                     (33,099)     (29,919)

Preferred stock dividend
 requirements                    (2,574)      (2,223)
                                 --------      --------

 Net (loss) attributable to
  common stockholders          $(35,673)    $(32,142)
                                 ========      ========

   The accompanying notes are an integral part of the financial statements.

           HARRIS CHEMICAL GROUP, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS
          For the three fiscal years ended March 29, 1997
                          (in thousands)
                                 FY 1995     FY 1996    FY 1997
                                 --------   --------   --------
Net sales                       $590,579   $649,997   $705,578
Cost of sales                    449,444    480,570    528,299
                                 --------   --------   --------
 Gross profit                    141,135    169,427    177,279
Selling, general and administrative
 expenses                         73,167     84,918     80,752
Asset impairment charge                -      7,044          -
                                 --------   --------   --------
 Operating income                 67,968     77,465     96,527

Other income (expense):
 Interest expense               (82,913)   (95,005)  (107,626)
 Foreign currency translation loss(2,111)   (1,703)    (2,278)
 Other, net                        5,285      4,667      4,514
                                 --------   --------   --------

 Income (loss) before taxes,
  minority interest and
  discontinued operations       (11,771)   (14,576)    (8,863)

Provision for income taxes        12,291     12,956     13,800
                                 --------   --------   --------

 Income (loss) before minority
  interest and discontinued
  operations                    (24,062)   (27,532)   (22,663)

Minority interest in net income
 and preferred dividends of
 subsidiary                        6,906      3,905  -
                                 --------   --------   --------

 Income (loss) before discontinued
  operations                    (30,968)   (31,437)   (22,663)

Loss from discontinued operations, net
 of tax expense of $202 in 1995  (6,069)    (2,224)          -
Loss on disposal of discontinued
 operations                            -    (6,371)          -
                                 --------   --------   --------

 Net (loss)                     (37,037)   (40,032)   (22,663)

Preferred stock dividend requirements  -    (1,035)    (3,080)
                                 --------   --------   --------
 Net (loss) attributable to common
  stockholders                 $(37,037)  $(41,067)  $(25,743)
                                 ========   ========   ========

   The accompanying notes are an integral part of the financial statements.

           HARRIS CHEMICAL GROUP, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEET
                          (in thousands)
                             Unaudited
                                               December 27,
ASSETS                                             1997
-------------------------------------------------------------------
--
Current assets:
 Cash and cash equivalents                       $  6,500
 Trade accounts receivable, less allowance for doubtful
   accounts of $3,187 at December 31, 1997        158,718
 Other receivables                                 18,236
 Inventories                                      133,648
 Deferred income taxes                              7,116
 Other                                              7,710
                                                  --------
   Total current assets                           331,928

Property, plant and equipment, net                438,312
Goodwill                                           39,900
Deferred financing costs, net                      26,881
Other                                              21,121
                                                  --------
   Total assets                                  $858,142
                                                  ========

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------------------------------------
---
Current liabilities:
 Current portion of long-term debt               $ 38,874
 Accounts payable                                  95,572
 Accrued expenses                                  33,101
 Accrued interest                                  26,589
 Accrued salaries and wages                        13,925
 Income taxes payable                               7,213
                                                  --------
   Total current liabilities                      215,274

Long-term debt, net of current portion            909,256
Deferred income taxes                              34,472
Other noncurrent liabilities                       35,936
Mandatory redeemable preferred stock               37,740
Commitments and contingencies
Common stockholder's deficit:
 Common stock, at par                                  13
 Additional paid-in capital                        82,334
 Cumulative translation adjustment                    469
 Accumulated deficit                            (455,397)
 Treasury stock, at cost                          (1,955)
                                                  --------
   Total common stockholders' deficit           (374,536)
                                                  --------
   Total liabilities and stockholders' deficit   $858,142
                                                  ========

   The accompanying notes are an integral part of the financial statements.

           HARRIS CHEMICAL GROUP, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS
              As of March 30, 1996 and March 29, 1997
                          (in thousands)

                                         March 30,     March 29,
ASSETS                                     1996          1997
-------------------------------------------------------------------
----------
Current assets:
 Cash and cash equivalents            $ 23,020       $ 20,735
 Trade accounts receivable, less
  allowance for doubtful accounts of
  $2,804 at March 30, 1996 and $2,336
  at March 29, 1997                    136,160        155,291
 Other receivables                      14,540         14,013
 Inventories                           114,826         97,413
 Deferred income taxes                   6,235          6,019
 Other                                   7,866         17,411
                                        --------       --------
   Total current assets                302,647        310,882

Property, plant and equipment, net     474,384        461,324
Goodwill                                38,304         38,038
Deferred financing costs, net           29,584         30,864
Other                                   20,473         22,725
                                        --------       --------
   Total assets                       $865,392       $863,833
                                        ========       ========

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------------------------------------
----------
Current liabilities:
 Current portion of long-term debt   $  21,273      $  29,946
 Accounts payable                       88,111         98,292
 Accrued expenses                       37,352         35,270
 Accrued interest                       24,341         23,902
 Accrued salaries and wages             14,207         16,325
 Income taxes payable                    9,606          7,327
                                        --------       --------
   Total current liabilities           194,890        211,062

Long-term debt, net of current portion 897,294        879,379
Deferred income taxes                   28,974         33,800
Other noncurrent liabilities            29,707         44,953
Mandatory redeemable preferred stock    32,086         35,166
Commitments and contingencies
Common stockholder's deficit:
 Common stock, at par                       13             13
 Additional paid-in capital             82,334         82,334
 Cumulative translation adjustment     (4,046)        (1,194)
 Accumulated deficit                 (393,982)      (419,725)
 Treasury stock, at cost               (1,878)        (1,955)
                                        --------       --------
   Total common stockholders' deficit(317,559)      (340,527)
                                        --------       --------
   Total liabilities and stockholders'
  deficit                             $865,392       $863,833
                                        ========       ========

   The accompanying notes are an integral part of the financial statements.

           HARRIS CHEMICAL GROUP, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (in thousands)
                             Unaudited
                                     Thirty-nine Weeks Ended
                                   December 27, December 28,
                                     ---------------------
                                      1997         1996
                                      ----         ----
Cash flows from operating activities:
 Net loss                        $(33,099)    $(29,919)
 Adjustments to reconcile net earnings
  to net cash provided by operating
  activities:
   Depreciation and operating amortization       54,74460,954
   Finance fee amortization          5,491        3,963
   Deferred income taxes             (343)        1,420
   Other                          (15,388)          821
   Changes in operating assets and
    liabilities:
    Receivables                    (2,820)     (12,704)
    Inventories                   (36,240)     (21,222)
    Other assets                     5,059      (3,248)
    Accounts payable and accrued expenses(5,062)(28,291)
                                    --------    --------
   Net cash used in operating activities(27,658)(28,227)
                                    --------    --------

Cash flows from investing activities:
 Capital expenditures             (23,295)     (29,402)
 Capitalized interest                (195)         (86)
 Proceeds from sales of property,
  plant and equipment                  839          362
 Other                                   -      (1,320)
                                    --------    --------
   Net cash used in investing
    activities                    (22,651)     (30,446)
                                    --------    --------

Cash flows from financing activities:
 Revolver borrowings               105,435      190,186
 Revolver payments                (70,000)    (233,291)
 Issuance of long-term debt          1,883       64,397
 Prepayment of deferred revenue          -       23,152
 Other                               1,162      (7,227)
                                    --------    --------
 Net cash provided by  financing
  activities                        36,156       37,217
                                    --------    --------

Effect of exchange rate changes on cash(82)       (132)
                                    --------    --------
 Net decrease in cash             (14,235)     (21,552)
Cash and cash equivalents,
 beginning of period                20,735       23,020
                                    --------    --------
Cash and cash equivalents,
 end of period                    $  6,500     $  1,432
                                    --------    --------

   The accompanying notes are an integral part of the financial statements.

          HARRIS CHEMICAL GROUP, INC. AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS
         For the three fiscal years ended March 29, 1997
                         (in thousands)
                                     FY 1995   FY 1996   FY 1997
                                     -------   -------   -------
Cash flows from operating activities:
 Net loss                        $(37,037)$  (40,032)$(22,663)
 Adjustments to reconcile net loss
  to net cash flows from operating
  activities:
   Depreciation                     61,540    66,004    61,551
   Finance fee amortization          5,163     6,191     7,510
   Operating amortization            2,400     1,838     4,951
   Accreted interest                21,882    19,362     1,280
   Deferred income taxes             4,809     5,354     4,615
   Unrealized foreign currency
    transaction losses (gains)       2,611   (3,028)   (6,396)
   Loss on disposal of discontinued
    operations                           -     6,371         -
   Losses on disposal of property,
    plant and equipment                106       218     1,218
   Asset impairment charge               -     7,044         -
   Minority interests                6,906     3,905         -
   Other                           (1,621)       139       436
   Changes in operating assets and
    liabilities:
    Receivables                     11,466  (13,062)  (20,399)
    Inventories                   (13,674)   (9,443)    15,517
    Other assets                       243   (2,289)   (8,908)
    Accounts payable                12,481  (21,025)    16,643
    Accrued expenses and other
     noncurrent liabilities          2,857     3,147   (8,590)
                                    --------  -------- --------
   Net cash provided by operating
    activities                      80,132    30,694    46,765
                                    --------  -------- --------

Cash flows from investing activities:
 Capital expenditures             (51,517)  (46,610)  (42,109)
 Capitalized interest              (3,037)   (4,230)   (1,244)
 Proceeds from sales of property,
  plant and equipment                1,408       554       867
 Acquisition of minority interest        -  (49,671)         -
 Other                                 171   (1,730)     (881)
 Acquisition of treasury stock           -     (763)      (77)
                                    --------  -------- --------
   Net cash used in investing
    activities                    (52,975) (102,450)  (43,444)
                                    --------  -------- --------

Cash flows from financing activities:
 Revolver borrowings               172,545   159,204   212,620
 Revolved payments               (190,980) (120,287) (285,745)
 Issuance of long-term debt          6,377   109,648    98,152
 Principal payments on other long-term
   debt, including capital leases (17,839)  (38,957)  (23,435)
 Capitalized finance costs           (964)   (6,608)   (7,289)
 Issuance of capital stock           3,354         -         -
 Redemption of preferred stock           -  (19,110)         -
 Dividends paid                    (1,895)   (1,940)         -
                                    --------  -------- --------

   Net cash provided by (used in)
    financing activities          (29,402)    81,950   (5,697)
                                    --------  -------- --------

Effect of exchange rate changes
  on cash                              165       445        91
                                    --------  -------- --------
 Net increase (decrease) in cash   (2,080)    10,639   (2,285)
Cash and cash equivalents,
 beginning of period                14,461    12,381    23,020
                                    --------  -------- --------
Cash and cash equivalents,
 end of period                    $ 12,381  $ 23,020  $ 20,735
                                    ========  ======== ========

Supplemental cash flow information:
 Interest paid including capitalized
  interest                        $ 59,957  $ 72,088  $103,295
 Income taxes paid                   3,359     5,599    11,737
Supplemental disclosure of noncash
 activities:
 Assets acquired under capital leases$  6,066$  6,316 $  7,939
 Acquisition (Note 9)                    -     9,008         -
  The accompanying notes are an integral part of the financial statements.

          HARRIS CHEMICAL GROUP, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.    Organization
  ------------
  Harris Chemical Group, Inc. is a producer and marketer of inorganic chemical and extractive mineral products with primary manufacturing sites in North America and affiliated businesses in Europe. Its principal products are salt, sodium-based chemicals including soda ash and sodium bicarbonate, sulfate of potash, and boron chemicals. Together, these businesses serve a variety of markets, including agriculture, food processing, the chemical process industry, glass manufacturing and highway de-icing.

  The consolidated financial statements include the consolidated accounts of: Harris Chemical Group, Inc. (HCG) and its wholly-owned subsidiaries, Harris Chemical Group Europe, Inc.
(HCGE), Harris Chemical Europe, Limited (HCEL) and Harris Chemical North America, Inc. (Harris) and its wholly-owned subsidiaries, North American Chemical Company (NACC), NAMSCO Inc. (NAMSCO) and its wholly owned-subsidiaries, North American Salt Company (NASC) and Sifto Canada Inc. (Sifto), and GSL Corporation
(GSL) and its wholly-owned subsidiary Great Salt Lake Minerals Corporation (GSLMC). HCG and its direct and indirect subsidiaries are collectively referred to as the "Company."

  In December 1995, the Board of Directors of HCG, NAMSCO (UK), Ltd. (NUK), a company with salt operations in the United Kingdom (Salt Union Limited or SUL), and Harris Inorganic Chemicals B.V.
(HIC), a private company in The Netherlands with soda ash operations in Germany (Matthes + Weber GmbH or M&W) and boron operations in Italy (Societa Chimica Larderello S.p.A. or SCL), each approved a plan to consolidate the ownership of HCG, NUK and HIC (the Consolidation). As a result of the Consolidation, NUK and HIC became subsidiaries of HCEL, a newly formed entity, and all of the exchanging NUK Shareholders and HIC Stockholders were issued shares of HCG capital stock in exchange for their shares of capital stock of NUK and HIC.

  In connection with the Consolidation, (i) previously outstanding NUK preferred stock was redeemed for $21,350,000, including accumulated dividends, (ii) certain minority NUK stockholders were paid approximately $48,500,000 for their NUK shares, and (iii) HCG acquired all of the remaining issued and outstanding shares of capital stock of NUK from NUK Stockholders in exchange for the issuance by HCG of 31,051 shares of Convertible Preferred Stock of HCG and 194,745 shares of HCG Class C Common Stock (the HCG-NUK Share Exchange). The Consolidation has been accounted for as a pooling of interests with a purchase of minority interests. Minority interest in the equity and earnings of NUK was recorded prior to the Consolidation in December 1995. The excess of the purchase price over the recorded value of minority interest of approximately $39,000,000 was recorded as goodwill and is being amortized over a 15 year period.

  In addition, HCG acquired all of the issued and outstanding shares of capital stock of HIC from HIC Shareholders in exchange for the issuance by HCG of 42,424 shares of HCG Class C Common Stock and 28,282 shares of HCG Class D Common Stock (the HCG-HIC Stock exchange). The HCG-HIC Stock Exchange has been accounted for as a pooling of interests.

  Immediately after the consummation of the HCG-NUK and the HCG-HIC Exchanges, HCG transferred and assigned to HCEL, as a contribution to the capital of HCEL and in exchange for additional shares of HCEL, all of the outstanding shares of capital stock of NUK and HIC held by HCG.

2.    Summary of Significant Accounting Policies
  ------------------------------------------
Management Estimates
  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Consolidation
  The consolidated financial statements include the consolidated accounts of HCG and its majority owned domestic and foreign subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Foreign Currency Translation
  Assets and liabilities are translated into U.S. dollars at year-end exchange rates. Revenues and expenses are translated using the average rates of exchange for the year. Adjustments resulting from the translation of a foreign currency financial statement into the reporting currency, U.S. dollars, are made directly to a separate component of common stockholder's equity. Exchange gains and losses from transactions denominated in a currency other than a company's functional currency are included in income.

Fiscal Year-End
  The Company has adopted a 52-53 week fiscal year (FY) ending on the last Saturday in March except for European corporations whose fiscal years end on March 31. FY's 1997 and 1995 include 52 weeks and FY 1996 includes 53 weeks.

Cash and Cash Equivalents
  The Company considers all investments with original maturities of three months or less to be cash equivalents. The Company maintains the majority of its cash in bank deposit accounts with several commercial banks with high credit ratings in the U.S., Canada and Europe. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Inventories
  Inventories are stated at the lower of cost or market. Raw materials and supply costs are determined by either the first-in, first-out (FIFO) or the average cost method. Finished goods costs are determined by either the last-in, first-out (LIFO) or average cost method.

Revenue Recognition
  Revenue is recognized by the Company upon the transfer of title to the customer, which is generally at the time product is shipped.

Property, Plant and Equipment
  Property, plant and equipment, including assets under capital leases, are stated at cost and include interest on funds borrowed to finance construction. The costs of replacement or renewals which improve or extend the life of existing property are capitalized. Maintenance and repairs are expensed as incurred. The costs of certain major maintenance projects are accrued ratably over the periods prior to the next scheduled maintenance project. Depreciation and amortization are provided on the straight-line method over the following estimated useful lives:

          Land improvements                   5 to 25 years
          Buildings and improvements         10 to 40 years
          Machinery and equipment             3 to 20 years
          Solar ponds complex                10 to 20 years
          Rolling stock and track            15 to 25 years
          Furniture and fixtures              3 to 10 years

Deferred Financing Costs
  Deferred financing costs are net of accumulated amortization of $13,613,000 in FY 1996 and $20,303,000 in FY 1997. Deferred
financing costs are amortized using the effective interest rate method over the term of the related debt.

Income Taxes
  HCG files consolidated federal income tax returns with Harris and its U.S. subsidiaries. Under the Tax Sharing Agreement, Harris generally agrees to reimburse HCG in amounts designed to approximate the amount of income taxes that Harris and its wholly-owned subsidiaries (other than Sifto) would have paid had they filed consolidated federal income tax returns (and analogous state and local returns) separate from HCG. The foreign subsidiaries file separate foreign income tax returns in their respective countries of operation.

  The Company accounts for income taxes using the liability method in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under the liability method, deferred taxes are determined based on the differences between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Environmental Costs
  Environmental costs, other than those of a capital nature, are accrued at the time the exposure becomes known and costs can reasonably be estimated. Costs are accrued based upon management's estimates of all direct costs, after taking into account reimbursement by third parties (primarily the sellers of acquired businesses), and are reviewed by outside consultants. Environmental costs are charged to expense unless a settlement with an indemnifying party has been reached. Reimbursement of costs previously expensed is recorded as a reduction of operating expense when settlement with the indemnifying party is reached. The Company does not accrue liabilities for unasserted claims that are not probable of assertion, nor does it provide for environmental clean-up costs, if any, at the end of the useful lives of its facilities because, given the long lives of its mineral deposits, it is not practical to estimate such costs.

Reclassifications
  Certain reclassifications have been made to the prior years' financial statements to conform with the current year presentation.

3.    Inventories
  -----------
  Inventories are stated at the lower of cost or market, and consist of the following (in thousands):

                         March 30, 1996  March 29, 1997
                         -------------   --------------
  Finished goods           $ 74,793       $ 59,808
  Raw materials and supplies 40,033         37,605
                            --------       --------
                           $114,826       $ 97,413
                            ========       ========

  As of March 30, 1996 and March 29, 1997, approximately 45 percent of finished goods inventories are valued at LIFO. The excess of LIFO costs over the current cost of inventories based upon the LIFO method (and after lower of cost or market adjustments) was $2,819,000 at March 30, 1996 and $3,402,000 at
March 29, 1997.

4.    Property, Plant & Equipment
  ---------------------------
  Property, plant and equipment consists of the following (in thousands):

                         March 30, 1996  March 29, 1997
                         -------------   --------------
  Land and buildings       $ 89,761       $128,499
  Machinery and equipment   537,717        601,410
  Solar ponds complex        33,068         33,233
  Rolling stock and track     7,332          7,464
  Furniture and fixtures     10,557          9,248
  Construction in progress   78,830         25,108
                            --------       --------
                            757,265        804,962
  Less accumulated depreciation282,881     343,638
                            --------       --------
                           $474,384       $461,324

  In April, 1996, the Company discontinued production at a section of its facility located in Searles Valley, California. The shutdown was an element of the Company's strategic capital expenditure program to increase soda ash production and reduce boron and soda ash production costs. The amount of the loss due to the discontinued production was $7.0 million which is reflected as a charge against operating income as of March 30, 1996. To the extent that assets were no longer of any use to other production facilities at the Searles Valley location, they were written off in their entirety as they represent no additional value to the Company. For those assets which can be used by other production facilities, the values were transferred to those facilities at their net book value as of March 30, 1996.

  In connection with Argus Utilities Financing (see Note 6), the Company extended the useful lives of Argus Utilities plant and equipment with a net book value of $28.2 million to 15 years to match the terms of the lease. This revision in useful lives reduced depreciation expense and the net loss by $6.5 million in FY 1997.

5.    Income Taxes
  ------------
  The income tax provisions for FYs 1995, 1996 and 1997 consist of the following (in thousands):

                                   FY 1995   FY 1996    FY 1997
                                   -------   -------    -------
  Current:
    Federal                       $     -   $    50   $   465
    State                               -       150       760
    Foreign income                  5,439     6,618     4,425
    Foreign mining                  2,391       984     3,050
                                   -------   -------   -------
      Total current                 7,830     7,802     8,700
                                   -------   -------   -------

  Deferred:
    Federal                      (11,417)  (14,362)  (14,744)
    State                         (2,635)   (3,314)   (3,420)
    Foreign income                    576     2,600     2,810
    Foreign mining                    767     1,032       535
    Increase in unrecognized net
    operating loss carryforward    17,170    19,198    19,919
                                   -------   -------   -------
      Total deferred                4,461     5,154     5,100
                                   -------   -------   -------
  Total provision for income taxes$12,291   $12,956   $13,800
                                   =======   =======   =======

  The sources of income (loss) before taxes, minority interests and discontinued operations are as follows (in thousands):

                                   FY 1995   FY 1996    FY 1997
                                   -------   -------    -------
  United States                 $(32,859) $(32,432) $(31,733)
  Foreign                          21,088    17,856    22,870
                                   --------  --------  --------
  Income (loss) before taxes    $(11,771) $(14,576) $ (8,863)
                                   ========  ========  ========

  The Company does not provide U.S. federal income taxes on undistributed earnings of foreign subsidiaries that are not currently taxable in the United States. No undistributed earnings of foreign subsidiaries were subject to U.S. income tax in FY 1995, FY 1996 or FY 1997. Total undistributed earnings on which no U.S. federal income tax has been provided were $61.8 million at March 29, 1997. If these earnings are distributed, foreign tax credits may become available under current law to reduce or possibly eliminate the resulting U.S. income tax liability.

  The principal difference between the statutory U.S. federal income tax rate and the effective income tax rate relates principally to the tax effect of domestic and certain foreign operating losses for which a tax benefit is not recoverable (change in valuation allowance), and foreign mining taxes. Reconciliation of the U.S. statutory federal income tax rate to the effective income tax rate is as follows:
                                         FY 1995  FY 1996 FY 1997
                                         -------  ------- -------

 U.S. federal statutory tax rate         35.0%     35.0%   35.0%
 U.S. statutory depletion                41.7      36.9    54.8
 State income taxes, net of federal tax
  benefit                                14.6      14.1    19.5
 Foreign income tax rate differential   (20.1)    (20.4)    8.7
 Foreign mining taxes                   (26.8)    (13.8)  (40.4)
 Increase in unrecognized net operating
  loss carryforward                    (145.9)   (131.7) (224.7)
 Other, net                              (2.9)     (9.0)   (8.6)
                                        ------- -------   -------
   Effective tax rate                  (104.4)%   (88.9)%(155.7)%
                                        ======    ======  ======

  Under SFAS 109, deferred tax assets and liabilities are recognized for the estimated future tax effects, based on enacted tax law, of temporary differences between the values of assets and liabilities recorded for financial reporting and for tax purposes and of net operating loss and other carryforwards. The tax effects of the types of temporary differences and carryforwards that give rise to deferred tax assets and liabilities are as follows (in thousands):
                                      March 30,      March 29,
                                         1996          1997
                                      ---------      ---------
  Deferred tax liabilities:
    Fixed assets and depreciation    $ 59,134       $ 47,800
    Inventories                           598            525
    Other                               8,761          7,925
                                      --------       --------
                                       68,493         56,250
                                      --------       --------
  Deferred tax assets:
    Inventories                           202            200
    Accrued reserves and liabilities   10,276          7,640
    Interest on high yield debt        19,853         19,794
    Prepaid income                          -          9,630
    Net operating loss carryforwards   82,280         80,300
    Alternative minimum tax credit
     carryforwards                      2,228          2,720
    Other                               8,711          5,900
                                      --------       --------
                                      123,550        126,184
  Less valuation allowance             77,796         97,715
                                      --------       --------
                                       45,754         28,469
                                      --------       --------
  Net deferred tax liabilities         22,739         27,781
  Less net current deferred tax assets  6,235          6,019
                                      --------       --------
  Net long-term deferred tax liabilities$ 28,974    $ 33,800
                                      ========       ========

  SFAS 109 requires a valuation allowance against deferred tax assets if, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Given the Company's history of operating losses, management has concluded that a valuation allowance is necessary; therefore, the Company carried a valuation allowance relating to such items of $77.8 million and $97.7 million as of March 30, 1996 and March 29, 1997, respectively.

  At March 29, 1997, net operating loss carryforwards for U.S. federal income tax purposes available to offset future taxable income for the Company are approximately $188.2 million. If not utilized, these carryforwards expire in the FYs 2005 through 2012. As of March 29, 1997, Sifto has fully utilized its Canadian federal and provincial net operating loss carryforwards. Certain European subsidiaries that file separate foreign tax returns have net operating loss carryforwards for foreign tax purposes of $10.9 million.

  In addition, the Company has a U.S. federal alternative minimum tax credit carryforward at March 29, 1997 of approximately $2.7 million. This credit carryforward may be carried forward indefinitely to offset any excess of regular tax liability over alternative minimum tax liability subject to certain separate company limitations. To the extent not offset by a valuation allowance, these net operating loss and alternative minimum tax credit carryforwards have been reflected as a reduction of noncurrent deferred income tax liabilities for financial reporting purposes.

6.  Long-Term Debt
  --------------
  Long-term debt consists of the following (in thousands):

                                        March 30,     March 29,
                                            1996          1997


 Harris:
   Senior debt:
     Notes payable, 8.5%, due July 15, 2000 $100,000   $100,000
     Notes payable, 10.25%, due July 15, 2001250,000    250,000
   Senior subordinated debt:
     Notes payable, 10.75%, due October 15, 2003335,000 335,000
   Revolving lines of credit                  79,000          -
   Argus utilities notes payable, 12.3%, due
    through 2011                                   -     71,502
   Other, including capital lease obligations 28,258     27,273

 HCEL:
   Senior debt, LIBOR plus 2% (8.69% at March 29,
    1997), due through 2002                   76,325     68,299
   Subordinated debt, interest at LIBOR plus
    10.75% (17.5% at March 29, 1997), due in
    2003 and 2004                             31,138     35,403
   Revolving lines of credit                   9,154     13,939
   Other, including capital lease obligations  9,692      7,909
                                              --------  --------
                                             918,567    909,325
   Less current portion                     (21,273)   (29,946)
                                              --------  --------
                                            $897,294   $879,379
                                              ========  ========

  Contractual maturities of long-term debt are as follows (in thousands): $29,946 in FY 1998; $20,760 in FY 1999; $19,547 in
FY 2000; $119,638 in FY 2001; $269,058 in FY 2002 and $450,376
thereafter.

Harris
  In FY 1994, Harris issued $250 million of 10.25 percent Senior Secured Discount Notes due July 15, 2001 (the Discount Notes), $335 million of 10.75 percent Senior Subordinated Notes due October 15, 2003 (the Senior Subordinated Notes) and Sifto issued $100 million of 8.5 percent Senior Secured Notes due July 15, 2000 (the Sifto Notes). The Discount Notes, the Senior Subordinated Notes and the Sifto Notes are collectively referred to herein as the "Notes." The Sifto Notes require interest payments each January 15 and July 15. The Discount Notes began accruing cash interest January 15, 1996 with interest payable each January 15 and July 15 starting July 15, 1996. The Senior Subordinated Notes require interest payments each April 15 and October 15.

  The Discount Notes and Senior Subordinated Notes are redeemable at any time on or after October 15, 1998 and prior to maturity at the option of Harris, in whole or in part, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest if redeemed during the 12-month periods beginning October 15 of the years indicated:

                                             Senior Subordinated
                              Senior Notes         Notes
                              ------------     -------------
      1998                     103.0%              104.05%
      1999                     101.5%              102.70%
      2000                     100.0%              101.35%
      2001 and thereafter      100.0%              100.00%

  Harris has pledged the common stock of NACC, NAMSCO and GSL for the benefit of the Discount Notes and the Sifto Notes. The stock of Sifto has not been pledged. All trade accounts receivable and product inventories have been pledged under the revolving lines of credit. All other assets of Sifto are pledged for the benefit of the Sifto Notes.

  At March 29, 1997, the Company had revolving lines of credit totaling $150 million, including a commitment of $130 million for its U.S. entities (NACC, NAMSCO and GSL) and a Canadian commitment of $20 million for Sifto. These Bank Agreements terminate the earlier of February 28, 2002 or February 15, 2001, if any Discount Notes are outstanding on such date. These lines of credit bear interest, at Harris' option, at either a defined U.S. Base Rate (or in the case of Sifto's Canadian Dollar borrowings, a defined Canadian Prime Rate) plus 1.50 percent or the London Interbank Offered Rate (LIBOR) (or in the case of Sifto's Canadian Dollar borrowings, a defined BA Loan Rate) plus
2.75 percent. Commitment fees of 0.375 percent per year of the unused portion of the lines are payable quarterly. Borrowing capacity under these lines of credit is reduced by outstanding letters of credit, which were $29.0 million at March 29,1997 for NACC, NAMSCO and GSL. The Company had $78.9 million of available borrowing capacity under its revolving credit agreements at March 29, 1997.

  The Notes and Bank Agreements described above contain various restrictive covenants which limit among other things, indebtedness, dividends and stock repurchases, transactions with affiliates and related persons, liens, sale and leaseback transactions, mergers and consolidations, dividend and other payment restrictions affecting restricted subsidiaries, disposition of proceeds of asset sales and capital expenditures. In addition, the Bank Agreements require Harris to maintain certain minimum interest coverage, fixed charge and net funded debt coverage ratios, all of which were met for fiscal year 1997.

  In July 1996, NACC entered into an agreement for the sale and leaseback of an electric and steam generating facility associated with its Searles Valley soda ash facilities (the Argus Utilities). Under the terms of the agreement the Argus Utilities were sold to two institutional investors for $75 million, approximately $70.0 million in cash, net of related expenses and taxes. The initial term of the lease is 13 years with a two-to-fifteen year reduced rate renewal option. After expiration of the reduced rate renewal period there are three fair market renewal options of up to five years each. The Company has provided a guarantee for the performance of NACC's obligations under the lease and related agreements. In addition, during the initial term of the lease, NACC is required to provide letters of credit of approximately $15 million as additional credit support. The Company has also agreed to certain covenants, including maintaining access to adequate working capital, meeting fixed charge and interest coverage ratios, and restrictions on assets dispositions and mergers. The transaction is being accounted for as a financing transaction during the initial and reduced rate rental periods. Proceeds from this transaction were used to reduce the outstanding revolving credit balance.

HCEL
  The HCEL Senior Debt is provided by a group of banks and consists of term debt of $77 million, due in varying annual payments through July 2003, and a revolving credit facility of $32 million. Interest accrues at LIBOR plus 2 percent. Interest on $9 million of debt can be deferred based upon the impact of weather conditions on the Company's cash flow.

  In addition to the Senior Debt, HCEL has a $32 million Subordinated Credit Agreement with a syndicate of banks. Interest accrues at LIBOR plus 4 percent, payable semi annually, plus 6.75 percent per annum of rolled up interest which is due upon repayment of the facility. The facility is due in two installments, $7.5 million plus rolled up accrued interest thereon due in December 2003 and $21.0 million plus rolled up accrued interest thereon due in December 2004.

  The Senior and Subordinated Credit Agreements are secured by substantially all of the assets of NUK and Salt Union Limited and the stock of Matthes + Weber GmbH and Societa Chimica Larderello
SpA.

  The Agreements described above contain various restrictive covenants which limit, among other things, additional indebtedness, dividends and stock repurchases, transactions with affiliates and related persons, liens, the sale of assets, mergers and consolidations, and capital expenditures. The financial covenants, as defined in the Agreements, include interest coverage, debt service, tangible net worth and capital expenditures. HCEL met its financial covenants for fiscal year 1997.

7. Employee Benefit Plans
  ----------------------
  The Company has a 401(k) retirement savings and investment plan covering substantially all employees. Contributions are made to this plan by participants through voluntary salary deferral and by the Company in accordance with the terms of the plan. Company contributions to the plan were approximately $4,224,000, $6,367,000 and $6,396,000 in FYs 1995, 1996 and 1997,
respectively.

  NAMSCO, GSL, SUL and M&W have defined benefit pension plans that cover certain of its hourly employees. Benefits are based on years of service and levels of compensation. NAMSCO, GSL and SUL fund an amount equal to the maximum allowable deduction for tax purposes. Net periodic pension cost for FYs 1995, 1996 and 1997 was $1,378,000, $1,930,000 and $1,715,000, respectively.
The Company froze the benefits and future participation of the GSL plan in FY 1995 and recognized a curtailment gain of approximately $577,000. The Company distributed the assets of this plan to the vested participants in FY 1997. At March 29, 1997, the NAMSCO and SUL plans are fully funded with the fair value of plan assets available totaling $27,844,000 and have net accrued pension assets of $342,000. The defined benefit plan for M&W employees is unfunded and has a liability of $6,116,000 at March 31, 1997.

  The Company offers a variety of health and welfare benefit plans to active employees. No Company-sponsored health and welfare benefit plans are offered to retirees.

8. Commitments and Contingencies
  -----------------------------
  The Company is involved in legal and administrative proceedings and claims of various types from normal business activities. While any litigation contains an element of uncertainty, management, based upon the opinion of the Company's counsel, presently believes that the outcome of each such proceeding or claim which is pending or known to be threatened, or all of them combined, will not have a material adverse effect on the Company's results of operations or financial position.

Leases
  The Company leases certain property and equipment under non-cancelable operating leases for varying periods. The Company also leases various equipment under capital leases with a net book value of $18.8 million and $20.8 million at March 30, 1996 and March 29, 1997, respectively, that are included in property, plant and equipment in the accompanying consolidated balance sheet.

  The aggregate minimum annual rentals under lease arrangements are as follows (in thousands):

  Fiscal                        Capital              Operating
   Year                         Leases                Leases
  1998                        $ 10,214              $ 18,812
  1999                           7,454                20,298
  2000                           4,746                19,243
  2001                           2,542                16,871
  2002                           1,812                13,716
  Thereafter                    45,475               138,311
                                --------             --------
     Total                      72,243              $227,251
                                                     ========
  Less amounts representing interest(50,503)
                                --------
  Present value of net minimum
   lease payments             $ 21,740
                                ========
  Rental expense, net of sublease income, for FYs 1995, 1996 and 1997 was $16.5 million, $16.9 million and $19.5 million, respectively.

Royalties
  A substantial portion of the land used in the Company's operations at the Searles Valley facility is owned by the U.S. government. The Company pays a royalty to the U.S. Government of 5 percent on the sales value of the minerals extracted from government land. The leases generally have a term of 10 years with preferential renewal options. Total royalty expense was approximately $5,623,000, $6,732,000 and $4,675,000 in FYs 1995,
1996 and 1997, respectively. In addition, the Company has various private, state and Canadian provincial leases associated with the salt and specialty potash businesses. Total royalty expense related to these leases was approximately $3,403,000, $2,018,000 and $3,459,000 in FYs 1995, 1996 and 1997,
respectively.

Purchase Commitments
  NACC is committed under a contract to purchase a percentage of tons of coal based on total coal purchases per year, at agreed upon prices, for operations at its Searles Valley facility in California. The contract continues through December 1999, with an option to extend the agreement an additional five years.

Environmental Matters
  At March 29, 1997, the Company has recorded accruals of $15.1 million ($3.8 million classified in accrued expenses and $11.3 million classified in other noncurrent liabilities) for future costs associated with existing environmental exposures at certain of its facilities. The Company estimates that a significant portion of these accruals will be used over the next five years.

  In 1994, the Company discovered contamination in the salt mine at SCL and discontinued the extraction of salt at that facility. The mineral deposit is held under government franchise from Italy. No formal directives have been issued by any environmental agencies; however, the Company has initiated legal action against the former owner for failure to disclose this pre-existing condition. The final outcome of this matter and range of loss exposure is uncertain at this time.

  It is the opinion of management that the outcome of known environmental contingencies will not have a material adverse effect on the operations, financial position or liquidity of the Company.

Acquisition Commitment
  On November 4, 1996, HCG entered into a commitment to purchase 100 percent of the outstanding shares of Novacarb S.A. , a French company that produces soda ash and sodium bicarbonate, for 400 million French francs (approximately U.S. $73 million), subject to certain adjustments. The agreement provides that the closing will take place within 30 days of the completion of the conditions precedent to closing including the seller obtaining certain operating permits. The closing must take place within 36 months from November 4, 1996. During FY 1997, HCG paid 5 million francs (U.S. $881,000) against the purchase liability as its investment in Novacarb. In addition, HCG must make certain interest payments at the rate of the Paris Interbank Offered Rate plus 1 percent to Novacarb's parent on the purchase price of 400 million French francs less the initial investment.

  In connection with the acquisition agreement, HCG entered into an Operating agreement, a Sales agreement, a Supply agreement and a Lease agreement whereby HCG and Novacarb's parent will each have two representatives on an operating committee to oversee the operations of Novacarb, HCG will lease Novacarb's sales and marketing business for an upfront fee of 20 million French francs plus 5 million francs per calendar quarter through the term of the agreement (three years), HCG will purchase 100 percent of Novacarb's production at total cost plus 2 percent, and Novacarb's parent company will commit to purchasing 100 percent of its soda ash and sodium bicarbonate needs from HCG. The upfront fee and quarterly fees are being charged to income over the term of the lease agreement. These fees paid may reduce the final purchase price at the date the acquisition is consummated. If the acquisition of Novacarb is not completed because of the actions of Novacarb's parent, HCG will be refunded all lease payments previously made and its initial investment. Conversely, HCG will forfeit all lease payment if the acquisition is not consummated due to the actions of HCG.

9. Acquisition
  -----------
  On August 24, 1995, NACC and NaTec Resources, Inc. (NRI) executed an agreement regarding the acquisition by NACC of the remaining 50 percent interest in White River Nahcolite Limited Liability Co. (White River) owned by NRI. Pursuant to that agreement, the consideration paid to NRI totaled $9,508,000 consisting of (i) $500,000 in cash paid by NACC to NRI, (ii) a $4.0 million non-interest bearing promissory note of NACC payable in installments through the third anniversary of the closing date (discounted balance $3,236,000) and (iii) a $6.0 million non-interest bearing promissory note of White River which was paid on January 12, 1996 (discounted balance $5,772,000). The remaining note is collateralized by substantially all of White River's assets. As a result of the acquisition, NACC owns 100 percent of White River. The Company accounted for the acquisition as a purchase and, beginning August 24, 1995, the accounts of White River were consolidated in the accompanying financial statements. If the acquisition had occurred at the beginning of FY 1995, the Company's results of operations would not be materially different than those reflected in the accompanying financial statements.

10.  Related Party Transactions
   -------------------------
   Certain stockholders of HCG have minority ownership interests in Penrice Soda Products Pty Ltd. (Penrice), U.S. Silican Company and Harris Specialty Chemicals, Inc. (collectively referred to as HCG affiliates). The Company has administrative and other transactions with HCG affiliates in the ordinary course of business. Net receivables from HCG affiliates totaled $740,000 and $458,000 at March 30, 1996 and March 29, 1997, respectively.

   In FY 1996, certain stockholders of HCG purchased a minority interest in Penrice, an Australian enterprise engaged in the production and distribution of soda ash products. In connection therewith, HCG obtained an option agreement that permits HCG to purchase Penrice at fair market value under certain circumstances. HCG transferred this option to Harris. In addition, HCG permitted Harris to enter into a services agreement with Penrice. The agreement provides that Penrice will pay Harris 200,000 Australian dollars per year beginning in FY 1997 for management consulting and operating support services. Management believes this agreement will also open up new markets for certain of Harris' products.

   In 1993, NACC entered into an agreement to sell its port facilities in San Diego to SDT Capital, Inc. (SDT) for $5.5 million, and lease such facilities back from SDT. SDT's president is a relative of a former officer of Harris who is a shareholder in HCG. Annual rentals under the agreement are $1.7 million per year payable quarterly for the initial four-year period and the first and second five-year option periods. The annual rentals for the first and second option periods will be increased for any increases in the seven-year U.S. Treasury note rate. Additional rents are due at $3 per ton for shipments in excess of 850,000 tons per year through the end of the second option period. Three additional five-year option periods and a final six-year option period will have rents based on fair market value rents as agreed to by SDT and NACC. NACC has the option to repurchase the facilities at the end of either the initial lease period (December 31, 1997) or any renewal option period for the greater of $7.0 million or fair market value. However, NACC must purchase the facility for the greater of $7.0 million or fair market value at the end of any lease period in which the lease is not extended. This transaction is being accounted for as a financing with the difference between the initial stated value of $5.5 million and the minimum repurchase value of $7.0 million being accrued through the term of lease (December 31, 1997).

  NACC has exercised its option to repurchase its port facilities from SDT for the greater of $7.0 million or fair market value. NACC and SDT have been unable to agree on the fair market value of the port facility, therefore, fair market value will be determined through an appraisal process as provided for in the Agreement. An extraordinary loss will be recorded for the difference between the accreted value of $7.0 million and fair market value, if the appraised fair market value is determined to be greater than $7.0 million.

11.  Fair Value of Financial Instruments
   -----------------------------------
   The carrying amounts and estimated fair values of the Company's financial instruments at March 29, 1997 are as follows
(in thousands):

                                         Carrying     Estimated
                                          Value       Fair Value
                                        ----------    ----------
 Harris:
   Senior debt:
     Notes payable, 8.5%               $100,000      $ 99,875
     Notes payable, 10.25%              250,000       255,000
   Subordinated debt:
     Notes payable, 10.75%              335,000       337,513
   Revolving lines of credit                  -             -
   Argus utilities notes payable, 12.3%  71,502        71,502
   Other, including capital leases       27,273        27,273
 HCEL:
   Senior debt                           68,299        68,299
   Subordinated debt                     35,403        35,403
   Revolving lines of credit             13,939        13,939
   Other, including capital lease obligation7,909       7,909

  The following methods and assumptions were used to estimate the fair value of the financial instruments:

Revolving Lines of Credit, HCEL, Senior Debt and Subordinated
Debt
  The interest rate is variable, based on either the bank's base rate or the London Interbank Offered Rate (LIBOR) (per Barclays Bank PLC), plus a margin percentage ranging from 1.50 percent to
4.00 percent. Under the assumption that the interest rate, including the applicable margin percentage, is reflective of current interest rates available to the Company for obligations with similar terms and maturities, the fair value approximates carrying value.

Harris Senior Debt and Subordinated Debt
  The fair value is based on the quoted market price at the close of trading on March 28, 1997.

Argus Utilities and Other, including Capital Leases
  Under the assumption that the interest rate, including the applicable margin percentage, is reflective of current interest rates available to the Company for obligations with similar terms and maturities, the fair value approximates carrying value.

12.  Capital Stock
   -------------
  The total number of shares of capital stock which HCG has authority to issue is 4,800,000 shares consisting of: 2,500,000 shares of Class A Common Stock, par value $0.01 per share (HCG Class A Common Stock); 550,000 shares of Class B Common Stock, par value $0.01 per share (HCG Class B Common Stock); 450,000 shares of Class C Common Stock, par value $0.01 per share (HCG Class C Common Stock); 300,000 shares of Class D Common Stock, par value $0.01 per share (HCG Class D Common Stock) and 1,000,000 shares of Preferred Stock, par value $0.01 per share (HCG Preferred Stock). Holders of HCG Class A Common Stock are entitled to one vote on all matters to be voted on by HCG's stockholders and holders of other classes of HCG Common Stock have no voting rights except under certain circumstances as specified in HCG's Certificate of Incorporation.

  The following is a rollforward of Common Stock activity from March 25, 1995 to March 29, 1997:

                                                                  Total
                                                                Outstanding
                  Class A  Class B  Class C    Class D  Treasury   Common
                  -------  -------  -------    -------  -------- ----------
Number of issued and
 treasury shares at
 March 25, 1995 626,304   268,828   106,904        -   (5,899)   996,137

HCG-NUK share exchange-         -   194,745        -         -   194,745
HCG-HIC share exchange-         -    42,424   28,282         -    70,706
Other stock
 repurchases and
 sales         (28,502)         -  (28,913)   57,415         -         -
Treasury stock
 purchases            -         -         -        -   (9,494)   (9,494)
                  -------- -------- --------   -------  -------  ---------

Number of issued and
 treasury shares at
 March 30, 1996 597,802   268,828   315,160   85,697  (15,393) 1,252,094
                  -------- -------- --------   -------  -------  ---------

Treasury stock purchases        -         -        -         -     (488)
(488)
                  -------- -------- --------   -------  -------  ---------

Number of issued and
 treasury shares at
 March 29, 1997 597,802   268,828   315,160   85,697  (15,881) 1,251,606
                  ======== ======== ========   =======  =======  =========

Total outstanding
 common shares at
 March 29, 1997 583,992   268,828   313,089   85,697
                  ======== ======== ========   =======

  The HCG Certificate of Incorporation expressly authorizes the HCG board of directors to issue up to 1,000,000 shares of Preferred Stock, from time to time, with the terms, conditions, rights, limitations and privileges to be determined by the HCG board of directors.

  In connection with the HCG-NUK Exchange, the HCG board of directors authorized 32,000 shares of Convertible Preferred Stock which pay dividends at 10 percent per annum, have a liquidation value of $1,000 per share plus any unpaid dividends, have priority over all shares of HCG's Common Stock on liquidation, are convertible into shares of HCG's Class A Common Stock at a price of $100.415 per share (subject to adjustment) and have voting rights similar to the underlying common stock. At March
29, 1997, there were 31,051.1 shares of HCG Convertible Preferred
Stock issued and outstanding with a liquidation value of $31,827,000, including accrued but unpaid dividends of $776,000.
The HCG Convertible Preferred Stock may be converted to HCG Class
A Common Stock at any time based upon the aggregate liquidation value divided by the conversion price. The HCG Convertible
Preferred Stock is mandatorily redeemable on December 31, 2003.

The HCG board of directors also authorized 50,000 shares of Non-Convertible Preferred Stock with terms that are substantially the same as the terms of the HCG Convertible Preferred Stock, except that the Non-Convertible Preferred Stock is not convertible into HCG's Common Stock and the holders of Non-Convertible Preferred Stock have no voting rights with respect to such stock. The Non-Convertible Preferred Stock may be issued as dividends on the Convertible Preferred Stock in lieu of cash. During FY 1997, HCG issued 3,257 shares of Non-Convertible Preferred Stock as payment of dividends on the Convertible Preferred Stock. These shares have a liquidation value of $3,339,000, including accrued but unpaid dividends of $82,000.

  In 1995, the board of directors established a stock option plan for the issuance of qualified and non-qualified stock options to officers and key employees for the purchase of HCG Common Stock.
Options to purchase up to 26,210 shares of Class A Common Stock may be issued under the plan. Options vest at 20 percent per year over a five year period and no option may be exercised after ten years from the date of grant. The Company has granted stock options for which the exercise price approximates the market price of common stock on the grant date. The options are not transferable. The Company has not recognized any expense associated with the options; if the Company accounted for this plan using the optional, fair-value method of FASB Statement No.
123, "Accounting for Stock Based Compensation," the fair value of the options granted and related expense recorded for these plans would not be material. At March 29, 1997, 9,300 options were outstanding with an exercise price of $100 and 1,860 were vested.

13.  Discontinued Operations
   -----------------------
  As a part of the overall consolidation of the Company described in Note 1, the Company disposed of its non-strategic chlor alkali operations in Italy just prior to the December, 1995
consolidation.  The operations and loss on disposal of this
business segment have been accounted for as discontinued
operations.  Sales related to discontinued operations were
approximately $7,000,000 in FY 1996 and $4,000,000 in FY 1995.

14.  Geographic Areas
   ----------------
  The Company operates in one principal industry segment.  Export sales are reported in the geographic area where the final sale is made.  Operating income and identifiable assets are based on each subsidiary's country of domicile.
                           Asia/
                   North   Pacific Latin
                  America    Rim   America Europe   Other   Total
                  -------  ------- ------- ------   -----   -----

Net sales to customers:
 1997             $406.2   $58.8   $25.9  $202.4    $12.3  $705.6
 1996              407.8    46.4    16.7   172.6      6.5   650.0
 1995              360.5    60.0    17.3   146.5      6.3   590.6

Operating income:
 1997               75.9     -       -      20.6      -      96.5
 1996               50.6     -       -      26.9      -      77.5
 1995               46.5     -       -      21.5      -      68.0

Identifiable assets:
 1997              664.2     -       -     199.6      -     863.8
 1996              676.2     -       -     189.2      -     865.4
 1995              649.6     -       -     160.7      -     810.3

  HARRIS CHEMICAL AUSTRALIA PTY LTD. & ITS CONTROLLED ENTITIES
              CONSOLIDATED STATEMENT OF OPERATIONS
                   (Australian $ in thousands)
                            Unaudited
                                           Nine Months Ended
                                                March 31,
                                          --------------------
                                           1998        1997
                                           ----        ----
Operating profit/(loss) before income tax and
  abnormal items                         $ (160)      $3,841
Abnormal items before income tax           (223)       (894)
                                           ------      ------
Operating profit/(loss) after abnormal items
  and before income tax                    (383)       2,947
Income tax expense attributable to operating
  profit and abnormal items                 (79)     (1,149)
                                           ------      ------

Operating profit/(loss) after income tax   (462)       1,798
Retained profits at the beginning of
  the financial year                       2,114       1,517
                                           ------      ------

Retained profits at the end of the financial year     $1,652
$3,315
                                           ======      ======


 The accompanying notes form an integral part of this profit and loss account.

  HARRIS CHEMICAL AUSTRALIA PTY LTD. & ITS CONTROLLED ENTITIES
              CONSOLIDATED STATEMENT OF OPERATIONS
                   (Australian $ in thousands)

                          Consolidated         Parent Entity
                              3 months ended       3 months ended
                      June 1997 June 1996   June 1997 June 1996
                      --------- ---------   --------- ---------
Operating profit/(loss)
 before income tax
 and abnormal items    $ 4,785    $2,045   $  (825)     $(383)
Abnormal items before
 income tax            (3,091)     (107)          -          -
                        -------    ------     -------     -----
Operating profit/(loss)
 after abnormal items and
 before income tax       1,694     1,938      (825)      (383)
Income tax expense
 attributable to
 operating profit and
 abnormal items        (1,097)     (421)          -          -
                        -------    ------     -------     -----

Operating profit/(loss)
 after income tax          597     1,517      (825)      (383)
Retained profits/
 (accumulated losses) at
 the beginning of the
 financial year          1,517         -      (383)          -
                        -------    ------     -------     -----

Retained profits/
 (accumulated losses) at
 the end of the financial
 year                   $2,114    $1,517   $(1,208)     $(383)
                        =======    ======     =======     =====

Comparative Information

 The parent entity was incorporated on 30 January 1996. The parent entity remained dormant from incorporation to 29 March 1996 when the parent entity acquired the business of Penrice. Accordingly, the parent entity accounts for 1996 reflect the trading result and cash flows for the financial period from the date of incorporation to 30 June 1996 and the consolidated financial statements reflect the inclusion of results of the Penrice business from 29 March 1996.

 The accompanying notes form an integral part of this profit and loss account.

  HARRIS CHEMICAL AUSTRALIA PTY LTD. & ITS CONTROLLED ENTITIES
                   CONSOLIDATED BALANCE SHEET
                   (Australian $ in thousands)
                            Unaudited
                                    March 31, 1998
                                    --------------
Current assets:
 Cash                                  $   894
 Receivables                            10,571
 Inventories                            15,482
 Other                                   1,388
                                        --------
   Total current assets                 28,335

Non-current assets:
 Property, plant & equipment            58,558
 Investments                               100
 Intangibles                            30,443
 Other                                   4,899
                                        --------
   Total non-current assets             94,000
                                        --------

Total assets                           122,335


Current liabilities:
 Creditors and borrowings             $ 15,169
 Provisions                              5,768
                                        --------
   Total current liabilities            20,937

Non-current liabilities:
 Creditors and borrowings               62,159
 Provisions                              3,672
                                        --------
   Total non-current liabilities        65,831
                                        --------

Total liabilities                       86,768
                                        --------

Net assets                            $ 35,567
                                        ========

Shareholders' equity:
 Share capital                              45
 Reserves                               33,870
 Retained profits                        1,652
                                        --------

Total shareholders' equity            $ 35,567
                                        ========

  The accompanying notes form an integral part of this balance sheet.

  HARRIS CHEMICAL AUSTRALIA PTY LTD. & ITS CONTROLLED ENTITIES
                   CONSOLIDATED BALANCE SHEET
                   (Australian $ in thousands)
                          Consolidated         Parent Entity
                       June 1997            June 1996 June 1997
June 1996
                       ---------            --------- ---------
---------
Current assets:
 Cash                 $  1,760   $ 6,607    $     4    $     2
 Receivables            12,433    12,228          -          1
 Inventories            12,156    10,417          -          -
 Other                   2,064     1,317         10          -
                       --------   -------    -------    -------
   Total current assets 28,413    30,569         14          3

Non-current assets:
 Property, plant &
  equipment             58,256    59,563          -          -
 Investments               100       100     50,779     48,259
 Intangibles            31,920    31,425          -          -
 Other                   5,119     5,333        867        568
                       --------   -------    -------    -------
   Total non-current assets95,395 96,421     51,646     48,827
                       --------   -------    -------    -------

Total assets           123,808   126,990     51,660     48,830


Current liabilities:
 Creditors and borrowings$  17,45614,407      1,255        209
 Provisions              5,361     8,113          -          -
                       --------   -------    -------    -------
   Total current
    liabilities         22,817    22,520      1,255        209

Non-current liabilities:
 Creditors and borrowings60,775   64,481     17,698     15,452
 Provisions              4,187     4,920          -          -
                       --------   -------    -------    -------
   Total non-current
    liabilities         64,962    69,401     17,698     15,452
                       --------   -------    -------    -------

Total liabilities       87,779    91,921     18,953     15,661
                       --------   -------    -------    -------

Net assets            $ 36,029   $35,069    $32,707    $33,169
                       ========   =======    =======    =======

Shareholders' equity:
 Share capital              45        44         45         44
 Reserves               33,870    33,508     33,870     33,508
 Retained profits/
  (accumulated losses)   2,114     1,517    (1,208)      (383)
                       --------   -------    -------    -------

Total shareholders' equity$ 36,029$35,069   $32,707    $33,169
                       ========   =======    =======    =======

Comparative Information

 The parent entity was incorporated on 30 January 1996. The parent entity remained dormant from incorporation to 29 March 1996 when the parent entity acquired the business of Penrice. Accordingly, the parent entity accounts for 1996 reflect the trading result and cash flows for the financial period from the date of incorporation to 30 June 1996 and the consolidated financial statements reflect the inclusion of results of the Penrice business from 29 March 1996.

  The accompanying notes form an integral part of this balance sheet.

  HARRIS CHEMICAL AUSTRALIA PTY LTD. & ITS CONTROLLED ENTITIES
              CONSOLIDATED STATEMENT OF CASH FLOWS
                   (Australian $ in thousands)
                            Unaudited
                                          Nine Months Ended
                                               March 31,
                                         ----------------------
                                          1998         1997
                                          ----         ----
Cash flows from operating activities:
 Receipts from customers and others    $ 74,813     $ 79,188
 Payments to suppliers and employees   (67,268)     (67,401)
 Interest received                           68          222
 Interest and other costs of finance paid(3,835)     (3,697)
 Income taxes paid                        (714)      (4,263)
                                         --------     --------
Net cash provided by operating activities 3,064        4,049

Cash flows from investing activities:
 Payments for property, plant and equipment(4,901)   (3,931)
 Proceeds from sale of property, plant and
   equipment                                 80           87
 Payments for investments                 (967)      (1,103)
                                         --------     --------
Net cash used in investing activities   (5,788)      (4,947)

Cash flows from financing activities:
 Proceeds from the issue of shares            -          359
 (Paydown)/Drawdown on bank loans         2,000      (1,500)
 Repayments of finance leases             (198)         (91)
 Borrowing costs                              -         (45)
 Loans from related parties                   -            -
 Loans from others                            -           97
                                         --------     --------
Net cash provided by (used in) financing
 activities                               1,802      (1,180)
                                         --------     --------

Net increase (decrease) in cash held      (922)      (2,078)

Cash at beginning of the period           1,760        6,607

Effects of exchange rate changes on cash held
  in foreign currencies                      56          (7)
                                         --------     --------

Cash at the end of the financial year  $    894     $  4,522
                                         ========     ========


The accompanying notes form an integral part of this statement of cash flows.

  HARRIS CHEMICAL AUSTRALIA PTY LTD. & ITS CONTROLLED ENTITIES
              CONSOLIDATED STATEMENT OF CASH FLOWS
                   (Australian $ in thousands)

                          Consolidated         Parent Entity
                              3 months ended         3 months
ended
                       June 1997 June 1996  June 1997  June 1996
                        Inflow    Inflow     Inflow      Inflow
                       (Outflow) (Outflow)  (Outflow)   (Outflow)
                       --------- ---------  ---------   ---------
Cash flows from operating
 activities:
 Receipts from customers
  and others          $104,056  $ 29,251   $     44   $      -
 Payments to suppliers
  and employees       (89,625)  (24,124)       (12)        (1)
 Dividends received          -         -        177          -
 Interest received         315       119          1          2
 Interest and other costs
  of finance paid      (5,366)   (1,853)      (950)      (356)
 Income taxes paid     (4,816)       (613)         1          (1)

Net cash provided by (used
  in) operating activities4,564    2,780      (739)      (356)

Cash flows from investing
 activities:
 Payments for property,
  plant and equipment  (5,181)   (2,277)          -          -
 Proceeds from sale of
  property, plant and
  equipment                133       634          -          -
 Payments for investments(1,114)(39,673)    (1,491)   (48,259)
                        -------- --------    -------    --------
Net cash used in investing
 activities            (6,162)  (41,316)    (1,491)   (48,259)

Cash flows from financing
 activities:
 Proceeds from the issue
  of shares                362    33,552        362     33,552
 (Paydown)/Drawdown on
  bank loans           (3,500)    14,050          -     14,650
 Repayments of finance
  leases                 (170)      (26)          -          -
 Borrowing costs          (46)   (2,705)       (14)      (584)
 Loans from related parties 97         -      1,884        802
 Loans from employees        -       169          -          -
 Loans from others           -       197          -        197
                        -------- --------    -------    --------
Net cash provided by
 (used in) financing
 activities            (3,257)    45,237      2,232     48,617

Net increase (decrease)
 in cash held          (4,855)     6,701          2          2

Cash at beginning of
 the period              6,607         -          2          -

Effects of exchange
 rate changes on cash
 held in foreign
 currencies                  8      (94)          -          -
                        -------- --------    -------    --------

Cash at the end of
 the financial year    $ 1,760  $  6,607    $     4   $      2
                        ======== ========    =======    ========


The accompanying notes form an integral part of this statement of cash flows.

HARRIS CHEMICAL AUSTRALIA PTY LIMITED AND ITS CONTROLLED ENTITIES
                NOTES TO THE FINANCIAL STATEMENTS

1. Statement of Significant Accounting Policies
  --------------------------------------------

Basis of Accounting
-------------------
  The financial statements have been prepared as a general purpose financial report in accordance with Australian Accounting
Standards except for the requirement to disclose directors remuneration (AASB 1017.4.2 - 4.6). Directors are of the opinion that this non disclosure will not affect the true and fair view of the financial statements of the economic entity.

  The accounting policies used are consistent with those adopted in the previous year. The financial statements have also been prepared in accordance with the historical cost convention and do not take account of changes in either the general purchasing power of the dollar or in the prices of specific assets.

Principles of Consolidation
  The consolidated financial statements include the financial statements of the parent entity, Harris Chemical Australia Pty Ltd. and its controlled entities, referred to collectively throughout these financial statements as the "Economic Entity." All inter-entity balances and transactions have been eliminated.

Income Tax
  The economic entity follows the policy of tax-effect accounting. The income tax expense in the profit and loss account represents the tax on the pre-tax accounting profit adjusted for income and expenses never to be assessed or allowed for taxation purposes. The provision for deferred income tax liability and the future income tax benefit include the tax effect of differences between income and expense items recognized in different accounting periods for book and tax purposes, calculated at the tax rates expected to apply when the differences reverse.

Foreign Currency Transactions
  Transactions in foreign currencies are converted at the exchange rates in effect at the date of each transaction. Amounts payable to or by the economic entity in foreign currencies have been translated into Australian currency at the exchange rates ruling on 30 June 1997, taking into account foreign exchange hedging contracts in place as at that date. Gains and losses arising from fluctuations in exchange rates are included in profit from operations.

Inventories
  All inventories are stated at the lower of cost and net realizable value. Cost includes direct materials, direct labor and an appropriate proportion of variable and fixed overhead expenditure, the latter being allocated on the basis of normal operating capacity. Included in inventories are certain insurance spares that are purchased specifically for items of plant.

  Consumable stores are included in inventories and expensed on a usage basis and are stated net of slow moving or obsolete items.

Property, Plant and Equipment
  All land and buildings are carried at cost. The carrying amounts of all non current assets are reviewed annually to determine whether they exceed their recoverable amount. The recoverable amount of all non-current assets is determined using net cash flows which have not been discounted to their present value.

  Property, plant and equipment, including freehold land, are depreciated or amortized at rates based upon their expected useful lives using the straight line method. The cost of acquisition of or improvements to leasehold properties is amortized over the unexpired period of the lease or the estimated useful life of the improvements, whichever is the shorter. Major spares purchased specifically for particular plant are included in the cost of plant except for those listed in inventories and are depreciated accordingly.

Leased Assets
` Assets acquired under finance leases are capitalized. The initial recorded amount of the leased asset and corresponding lease liability is the present value of minimum lease payments. Leased assets are amortized over the life of the relevant lease or, where ownership is likely to be obtained on the expiration of the lease, the expected useful life of the asset. Lease payments are allocated between interest expense and reduction in the lease liability. Operating leases are not capitalized and rental payments are charged against operating profit in the period in which they are incurred.

Non-Current Assets Constructed by the Economic Entity
  The cost on non-current assets constructed by the economic entity includes the cost of all materials used in the construction, direct labor on the project and an appropriate proportion of variable and fixed overhead.

Major Maintenance
  The costs of major maintenance of manufacturing plant and equipment are charged to the profit and loss account in the period in which they are incurred.

Lime Kiln Relines
  The costs of relining the economic entity's lime kilns are capitalized as plant and equipment and depreciated over the period until the next reline is estimated to occur.

Investments
  Interests in unlisted securities are brought to account at cost and dividend income is recognized in the profit and loss account when the dividend is declared receivable.

Employee Entitlements
  Provision has been made in the financial statements for benefits accruing to employees in relation to such matters as annual leave and long service leave, and has been determined in accordance with the requirements of Accounting Standard AASB1028, "Accounting For Employee Entitlements." All on-costs, including payroll tax and workers' compensation premiums, are included in the provision, and the non-current component of long service leave has been determined based on the present value of estimated future cash flows.

Borrowing Costs
  Borrowing costs are being amortized over the term of the borrowings.

Provision for Dredging
  The economic entity has a responsibility under Environmental Guidelines to dredge the Port River from time to time where the river embankment forms part of the economic entity's wharf facilities. The economic entity provides in its accounts for these dredging costs over the period until the next dredge is expected to occur.

Quarry Reserves
  The economic entity has a marble quarry at Angaston consisting of freehold land and leasehold land. The marble reserves are not brought to account in the economic entity's financial statements.

Saltfields Reserves
  The economic entity has solar evaporative saltfields at Dry Creek near Adelaide consisting of freehold and leasehold land. The economic entity has mining leases on all of this land and on an annual basis salt is produced and harvested from these fields predominantly for use in the soda ash business. This regenerative asset is only brought to account in the economic entity's financial statements at the time it is harvested.

Derivatives
  The economic entity is a party to financial instruments taken out in the normal course of business to hedge exposure to fluctuations in interest and foreign exchange rates. The instruments used are interest rate swap agreements and forward foreign exchange contracts. Foreign exchange contracts are used to hedge most known and expected export sales over a period of one year from balance date. Gains and losses on forward exchange contracts are included in the profit and loss account at the time the contract is satisfied. Interest rate swap agreements are taken out over the duration of borrowings. The agreements are either matched or taken for a period less than the period outstanding for the borrowing. Amounts payable and receivable under interest rate swaps are accrued in accordance with the terms of the swap agreements and are recognized as a component of interest expense as they accrue.

Goodwill
  Goodwill, representing the excess of the purchase consideration plus incidental costs over the fair value of the identifiable net assets acquired on the acquisition of a controlled entity is amortized over the period of time during which benefits are expected to arise. Goodwill is amortized on a straight line basis over 20 years.

Crown Agreement Costs
  Crown Agreement costs are brought to account at cost. At the commencement of this Agreement these costs will be amortized on a straight line basis over the term of the Agreement which is expected to be 20 years.

Defined Benefit Superannuation
  Contributions to defined benefit superannuation plans maintained by the economic entity are expensed in the year they are paid or become payable. No amount is recognized in respect of the net surplus or deficiency of each plan.

Comparative Information
  Certain prior year comparative figures have been restated to conform with the current year presentation.

2. Operating Profit
  ----------------
  (in thousands)
                          Consolidated        Parent Entity
                              3 months ended      3 months ended
                      June 1997           June 1996  June 1997
June 1996
                      ---------           ---------  ---------
---------
Operating profit/(loss) is after crediting the following revenues:

Sales revenues        $102,816 $27,526     $     -     $     -
                       ========  =======    =======     =======
Other operating revenues:

Dividends from:
Related parties - wholly
 owned entities              -       -         177           -
Interest from:
Other persons              315     118           1           2
Net foreign exchange gain from:
 non-speculative trading   204       -           -           -
Gross proceeds from the sale
 of non-current assets (a) 133     634           -           -
Other revenue items in total1,241  908          44           -
                       --------  -------    -------     -------

Total other operating
 revenues               $1,893  $1,660        $222      $    2
                       ========  =======    =======     =======

(a)  Profits from the sale
     of non-current
     assets were:     $     27 $     -     $     -     $     -
                       ========  =======    =======     =======

Operating profit/(loss) is after charging the following expenses:

Amortization of goodwill on
 consolidation          $1,648 $   398     $     -     $     -
Amortization of borrowing
 costs                     391      83          77          16
Depreciation and amortization
 of property, plant and
 equipment               6,280   1,592           -           -
Interest paid or payable
 to: Other persons       5,835   1,487         938         368
Loss from sale of non-
 current assets             54      44           -           -
Provision for dredging     480     120           -           -
Provision for doubtful debts(18)   (9)           -           -
Provision for employee
 entitlements            1,405     365           -           -
Finance charges relating
 to finance leases          86      22           -           -
Rental expense relating to
 operating leases           44      12           -           -
Net foreign exchange loss
 from:
 Non-speculative trading$      -$    38    $     -     $     -
                       ========  =======    =======     =======

Abnormal items:
 Redundancy payments
  (tax effect - $394,200,
  1996 - $38,000)       $1,095 $   107     $     -     $     -
 Industrial action costs
  (tax effect - $719,000)$1,996$     -     $     -     $     -
                        =======   =======    =======    =======

3. Income Tax
 -----------
 (in thousands)

                          Consolidated        Parent Entity
                              3 months ended      3 months ended
                      June 1997           June 1996  June 1997
June 1996
                      ---------           ---------  ---------
---------
The difference between
 income tax expense
 provided in the financial
 statements and the prima
 facie income tax expense
 is reconciled as follows:

Operating profit/(loss)
 before income tax and
 after abnormal items $1,694    $1,938    $(825)      $(383)
                       ======    ======      =====     =====
Prima facie tax thereon
 at 36%                  610       698     (297)       (138)

Tax effect of permanent
 and other differences:
 Amortization of
  borrowing costs         28         -        28           -
 Depreciation of buildings132       33         -           -
 Indexation adjustment for
  sale of assets           -      (43)         -           -
 Non deductible expenses/
  (other deductible expenses)     (56)      (37)           -
-
 Amounts (over)/under
  provided in prior years(280)   (203)         -           -
 Parent entity loss not
  taken up                 -       161         -           -
 Amortization of goodwill
   on consolidation      593       143         -           -
 Insurance recovery -
  rollover election        -     (331)         -           -
 FITB not brought to account         6         -           6
-
 Losses not brought to account       -         -           -
138
 Tax losses transferred to
  controlled entity        -         -       263           -
 Dividends received from
 controlled entities      64         -         -           -
                       ------    ------      -----     -----

Total income tax attributable
 to operating profit/(loss)$1,097$   421$      -    $      -
                       ======    ======      =====     =====

Total income tax expense
 comprises movements in:
 Provision for income tax$  978 $  912    $    -      $    -
 Provision for deferred
  income tax             249     (564)         -           -
 Future income tax
  benefit              (130)        73         -           -
                       ------    ------      -----     -----
                      $1,097   $   421  $      -    $      -
                       ======    ======      =====     =====

4. Cash (Current)
 --------------
 (in thousands)

                              Consolidated        Parent Entity
                       June 1997 June 1996    June 1997     June
1996
                       --------- ---------    ---------     -----
----

Cash at bank and on hand$1,760    $6,607         $4         $2
                         ------    ------         --        --
                        $1,760    $6,607         $4         $2
                         ======    ======         ==        ==

5. Receivables (Current)
 ---------------------
 (in thousands)

                              Consolidated        Parent Entity
                       June 1997 June 1996    June 1997     June
1996
                       --------- ---------    ---------     -----
----

Trade debtors          $11,916   $11,328        $ -        $ -
Less provision for
 doubtful debts          (206)     (230)          -          -
                        -------   -------         --        --

                        11,710    11,098          -          -

Sundry debtors             723     1,130          -          1
                        -------   -------         --        --
                       $12,433   $12,228         $-         $1
                        =======   =======         ==        ==

6. Inventories (Current)
 ---------------------
 (in thousands)

Finished goods         $ 5,908   $ 4,870         $-         $-
Raw materials and stores 6,248     5,547          -          -
                        -------   -------         --        --
                       $12,156   $10,417         $-         $-
                        =======   =======         ==        ==

7. Other Assets (Current)
 -----------------------
 (in thousands)

Prepayments             $2,064    $1,317        $10         $-
                         ------    ------        --         --

                        $2,064    $,1317        $10         $-
                         ------    ------        --         --

8. Property, Plant and Equipment (Non-current)
 --------------------------------------------
 (in thousands)
                              Consolidated        Parent Entity
                       June 1997 June 1996    June 1997     June
1996
                       --------- ---------    ---------     -----
----

Lands and Buildings

Freehold land - at cost$19,655   $19,343         $-         $-
                        -------   -------         --        --

Buildings - at cost     14,322    13,749          -          -
Less accumulated
 depreciation          (2,675)   (2,317)          -          -
                        -------   -------         --        --
                        11,647    11,432          -          -
                        -------   -------         --        --

Leasehold improvements
 at cost                    63        74          -          -
Less accumulated
 amortization             (12)      (21)          -          -
                        -------   -------         --        --
                            51        53          -          -
                        -------   -------         --        --

Total land and
 buildings, net         31,353    30,828          -          -
                        -------   -------         --        --

Valuations of Land and Buildings

The latest valuation was in May 1995, and was carried out by M. Klenke (Licensed Valuer) of Edward Rushton Pty Ltd. The basis of valuation of land and buildings was fair market value based on existing use, and amounted to $36,595,000. Capital gains tax has not been taken into account in the valuation amount of these assets as they are integral to the economic entity's operations and it has no intention to sell these assets.

Plant and Equipment

Plant under construction
 at cost                 4,169     5,148          -          -
                        -------   -------         --        --

Plant and equipment
 at cost                55,369    51,082          -          -
Less accumulated
 depreciation         (33,983)  (28,896)          -          -
                        -------   -------         --        --
                        21,386    22,186          -          -
                        -------   -------         --        --

Plant equipment and
 vehicles under finance
 lease                   3,191     2,803          -          -
Less accumulated
 amortization          (1,843)   (1,402)          -          -
                        -------   -------         --        --
                         1,348     1,401          -          -
                        -------   -------         --        --

Total plant and
 equipment, net         26,903    28,735          -          -
                        -------   -------         --        --

Total property, plant
 and equipment, net    $58,256   $59,563         $-         $-
                        =======   =======         ==        ==

9. Investments (Non-current)
  -------------------------
 (in thousands)

                              Consolidated        Parent Entity
                       June 1997 June 1996    June 1997     June
1996
                       --------- ---------    ---------     -----
----

Unlisted investments
 at cost:
 Shares in related bodies
 corporate            $    100  $    100    $50,779    $48,259
                       --------  --------    -------    -------
                      $    100  $    100    $50,779    $48,259
                       ========  ========    =======    =======

10. Intangibles (Non-current
   ------------------------
 (in thousands)

                              Consolidated        Parent Entity
                       June 1997 June 1996    June 1997     June
1996
                       --------- ---------    ---------     -----
----

Goodwill on consolidation$33,966 $31,823    $     -    $     -
Less accumulated
 amortization          (2,046)     (398)          -          -
                        -------   -------    -------    -------
                       $31,920   $31,425    $     -    $     -
                        =======   =======    =======    =======

11. Other Assets (Non-current)
   --------------------------
 (in thousands)

                              Consolidated        Parent Entity
                       June 1997 June 1996    June 1997     June
1996
                       --------- ---------    ---------     -----
----

Future income tax benefit$2,399   $2,269    $     -    $     -
                         ------    ------    -------    -------

Borrowing costs          2,751     2,705        599        584
Less accumulated
 amortization            (475)      (83)       (94)       (16)
                         ------    ------    -------    -------
                         2,276     2,622        505        568
                         ------    ------    -------    -------

Crown agreement costs      444       440          -          -
Less accumulated
 amortization                -         -          -          -
                         ------    ------    -------    -------
                           444       440          -          -
                         ------    ------    -------    -------

Loan to wholly owned
 controlled entity
 (Note 21)                   -         -        362          -
Other                        -         2          -          -
                         ------    ------    -------    -------
                        $5,119    $5,333       $867       $568
                         ======    ======    =======    =======

12. Creditors and Borrowings (Current)
   ----------------------------------
 (in thousands)

                              Consolidated        Parent Entity
                       June 1997 June 1996    June 1997     June
1996
                       --------- ---------    ---------     -----
----
Secured:
 Bank overdraft
  (Notes 14(a),
  26(a))               $     -   $     1    $     -       $  -
                        -------   -------     -------      ----
                       $     -   $     1    $     -          -
                        =======   =======     =======      ====

Unsecured:
 Trade creditors        16,969    13,975      1,255        209
 Finance lease
  liabilities (Note 18)    390       431          -          -
 Loan from other party      97         -          -          -
                        -------   -------     -------      ----
                        17,456    14,406      1,255        209
                        -------   -------     -------      ----

                       $17,456   $14,407     $1,255       $209
                        =======   =======     ======       ====

13. Provisions (Current)
   --------------------
  (in thousands)

                              Consolidated        Parent Entity
                       June 1997 June 1996    June 1997     June
1996
                       --------- ---------    ---------     -----
----
Taxation                $  153    $3,992        $ -        $ -
Employee entitlements    3,968     4,121          -          -
Dredging                 1,240         -          -          -
                         ------    ------       ---         ---
                        $5,361    $8,113        $ -        $ -
                         ======    ======       ===         ===

14. Creditors and Borrowings (Non-current)
   --------------------------------------
  (in thousands)

                              Consolidated        Parent Entity
                       June 1997 June 1996    June 1997     June
1996
                       --------- ---------    ---------     -----
----
Secured:
  Bank loans (a)       $59,950   $63,450    $10,000    $14,650

Unsecured:
  Loans from wholly owned
  controlled entities
  Note 21 (c))               -         -      7,698        802
  Finance lease
   liabilities (Note 18)   825     1,031          -          -
                        -------   -------    -------    -------
                       $60,775   $64,481    $17,698    $15,452
                        =======   =======    =======    =======

(a)The bank loans are secured by a first mortgage over the economic entity's freehold land and buildings located in South Australia together with equitable charges (fixed and floating) over all assets of the economic entity.

15. Provisions (Non-current)
   ------------------------
  (in thousands)

                              Consolidated        Parent Entity
                       June 1997 June 1996    June 1997     June
1996
                       --------- ---------    ---------     -----
----
Employee entitlements   $1,008    $1,230        $ -        $ -
Dredging                     0       760          -          -
Deferred income tax      3,179     2,930          -          -
                        -------   -------       ---         ---
                        $4,187    $4,920        $ -        $ -
                        =======   =======       ===         ===

16. Share Capital
   -------------
 (in thousands)

                              Consolidated       Parent Entity
                         June 1997  June 1996 June 1997     June
1996
                             ---------         ---------    -----
----                         ---------
(a)          Authorized shares
   of $1.00 each

   2,000,000                 Class A
             Ordinary     $2,000    $2,000     $2,000    $2,000
   2,000,000             Class B
             Ordinary      2,000     2,000      2,000     2,000
   2,000,000             Class A
             Preference    2,000     2,000      2,000     2,000
   2,000,000             Class B
             Preference    2,000     2,000      2,000     2,000
   2,000,000        Unclassified     2,000      2,000     2,000
2,000
  ----------               ------     ------    ------    ------
  10,000,000            Total authorized
             capital      10,000    10,000     10,000    10,000
                           ------     ------    ------    ------

(b)       Issued shares of $1.00 each
    fully and partly paid

       1,000                 Class A
             Ordinary    $     1   $     1    $     1   $     1
       4,706             Class B
             Ordinary          5         5          5         5
       2,798             Class A
             Preference
             (partly paid)     3         2          3         2
      36,000             Class B
             Preference       36        36         36        36
  ----------               ------     ------    ------    ------

      44,504             Total share
             capital          45        44         45        44
  ----------               ------     ------    ------    ------

(c)         Movement in share capital

         798                     Class A
             Preference
             (partly paid)     1         -          1         -
  ----------               ------     ------    ------    ------
         798               Movement in
             share capital     1         -          1         -
  ----------               ------     ------    ------    ------

Summary of share movements during the year:
During the year the company issued 798 Class A Preference shares.
The Class A Preference shares were issued at $453.335 per share, which resulted in a premium of $452.335 per share.

17.       Reserves
   --------
 (in thousands)

                              Consolidated        Parent Entity
                       June 1997 June 1996    June 1997     June
1996
                       --------- ---------    ---------     -----
----

Share premium opening
    balance            $33,870   $33,508    $33,870    $33,508
                        =======   =======    =======    =======
Transfers to or from
 Reserves

Share premium opening
 balance  33,508             -    33,508          -
Issue of Shares (Note 16)  362         -        362          -
                        -------   -------    -------    -------

Closing balance        $33,870   $33,508    $33,870    $33,508
                        =======   =======    =======    =======

The amount of retained profits that could be distributed as dividends and be franked out of existing franking credits or out of franking credits arising from the payment of income tax in the year ended 30 June 1997 is as follows:

Class C                $ 5,956   $ 1,169    $     -    $     -
                        =======   =======    =======    =======

18.       Commitments for Expenditure
   ---------------------------
 (in thousands)

                              Consolidated        Parent Entity
                       June 1997 June 1996    June 1997     June
1996
                       --------- ---------    ---------     -----
----

(a)       Capital expenditure contracted for
   is payable as follows:

Not later than one year $1,680    $1,299        $ -        $ -
                         ======    ======       ===         ===

(b)       Finance lease expenditure
    contracted for is payable
    as follows:

Not later than one year $  481    $  544        $ -        $ -
Later than one year but not
 later than two years      769       323          -          -
Later than two years but not
 later than five years     103       818          -          -
                         ------    ------       ---         ---
                         1,353     1,685          -          -
Less:  Future finance charges(138) (223)          -          -
                         ------    ------       ---         ---

Net Finance lease liability$1,215 $1,462        $ -        $ -
                         ======    ======       ===         ===

Reconciled to:
  Current liability
   (Note 12)            $  390    $  431        $ -        $ -
  Non-current liability
   (Note 14)               825     1,031          -          -
                         ------    ------       ---         ---

                        $1,215    $1,462        $ -        $ -
                         ======    ======       ===         ===

(c)       Other commitments for expenditure
  are payable as follows:

Not later than one year $4,397    $4,206        $ -        $ -
Later than one year but
 not later than two years2,204     4,206          -          -
Later than two years but
 not later than five years   -     2,155          -          -
                         ------    ------       ---         ---

                        $6,601   $10,567        $ -        $ -
                         ======   =======       ===         ===

19.       Financial Reporting by Segments
   -------------------------------

The company acts as a holding company. The major entity in the group operates in the soda ash industry. Approximately 84 percent of its revenue is derived from the sale of products in Australia and the balance in the Asia Pacific region.

20.       Remuneration of Auditors
   ------------------------
 (in thousands)

                              Consolidated      Parent Entity
                                3 months ended       3 months
ended
                         June 1997 June 1996 June 1997 June 1996
                         --------- --------- --------- ----------
Remuneration received, or due
 and receivable, by the auditor
 of the parent entity and its
 affiliates for:

  Auditing the financial
   statements             $ 41      $ 43       $  5       $  -
  Other services          $218      $722       $186       $676
                          ====      ====        ====       ====

21.       Related Party Disclosures
   -------------------------

Directors
  The following persons held the position of director of Harris
Chemical Australia Pty Limited during all of the past two financial years, unless otherwise stated:

  M. R. Boyce
  T. F. Campion
  R. J. Donahue    -         appointed 5 March 1997
  D. G. Harris
  C. R. Khanna
  D. G. Kilpatrick -         resigned 5 March 1997
  R. C. Knutson    -         resigned 1 August 1996
  M. Kwee
  A. J. Petrocelli
  D. A. Reid       -         appointed 5 March 1997
  H.L.H. Tai       -         appointed 5 March 1997
  W. F. Sum        -         appointed 5 March 1997 (alternate
  to H.L.H. Tai)

Identities of Related Parties

Wholly Owned Group
------------------
  The ultimate controlling entity of the economic entity in Australia is Harris Chemical Australia Pty Ltd. The group consists of Harris Chemical Australia Pty Limited and its wholly owned controlled entities Skyblaze Holdings Pty Ltd., Latitude Securities Pty Ltd. and Penrice Holdings Pty and its wholly owned controlled entities, Penrice Soda Products Pty Ltd. and Penrice Australia Pty Ltd. and its wholly owned (but not controlled) entity Wingsoar Pty Ltd.

Other Related Parties During the Period
---------------------------------------
  D. George Harris & Associates, Inc.
  Harris Chemical Group, Inc.
  Nortap, Inc.

Balances with Related Parties
(in thousands)

                              Consolidated        Parent Entity
                         June 1997 June 1996  June 1997  June
1996
                         --------- ---------- ---------  --------
-
Receivable (Non-current)
Loan to wholly owned
 controlled entity         $ -       $ -    $   362        $ -

Payable (Non-current)
Loan from wholly owned
 controlled entities         -         -      7,698        802

The loans with the controlled
 entity are interest free.

Transactions with Related Parties
(in thousands)
Transaction Type           Class of     Terms and     Related Party
Consolidated   Parent Entity
                                                          3 months      3
months
             Related Party Conditions                       ended        ended
                                                     June   June    June  June
                                                     1997   1996    1997  1996

-------------------------------------------------------------------------------
--------------------------------
Loan received from         Controlled entityInterest freePenrice Soda Products
                                      Pty Ltd.     $    - $    -  $6,896 $802

Loan advanced              Controlled entityInterest freePenrice Soda Products
                                       Pty Ltd.         -      -     362    -

Consultancy fees           Director related        Normal      D. George Harris
&
             entity        commercial  Associates, Inc.600   150       -    -
                           terms      Harris Chemical
                                       Group, Inc.    300     75       -    -
                                      Nortap, Inc.     22     79       -    -

Acquisition costs          Director related        NormalHarris Chemical
             entity        commercial  Group, Inc.     20    533      20  533
                           terms

Dividends received         Controlled entity            -Skyblaze Holdings Pty
Ltd.         -             -          71                -
                                      Latitude Securities Ltd. -       -  106
-

There exist contracts between a controlled entity and D. George Harris &
Associates, Inc. (of which M. R. Boyce, R. J. Donahue, D. G. Harris and A. J.
Petorcelli are directors of), Harris Chemical Group, Inc. (of which M. R.
Boyce, D. G. Harris and A. J. Petrocelli are directors of) and with Nortap,
Inc. (of which R. C. Knutson is a director). The contracts are for management consulting services including debt, cash and other financial management, marketing management, business strategy and technical expertise.

22.        Controlled Entities
   -------------------

  The consolidated financial statements at 30 June 1997 include the following controlled entities. The financial years of all controlled entities are the same as that of the parent entity.

Name of Controlled  Place of         % of               % of
    Entity        Incorporation     Shares held        Shares
held
                                    June 1997          June 1996

Harris Chemical
 Australia Pty Limited              Australia          -    -
Latitude Securities
 Pty Ltd.           Australia       100                100
Skyblaze Holdings
 Pty Ltd.           Australia       100                100
Penrice Holdings Pty                Australia          100  100
Penrice Soda Products
 Pty Ltd.           Australia       100                100
Penrice Australia
 Pty Ltd.           Australia       100                100

Uncontrolled Majority Owned Entities
  Penrice Holdings Pty (Harris Chemical Australia Pty Ltd. indirectly) holds a 100 percent interest in the ordinary capital of Wingsoar Pty Ltd., the corporate trustee of the Penrice Employee Share Ownership Plan. The Company is not a controlled entity as the company acts as a bare trustee and according to the obligations imposed by the trust deed. Accordingly, Penrice Holdings Pty (Harris Chemical Australia Pty Ltd. indirectly) does not have the capacity to dominate decision making over operating and financing activities of Wingsoar Pty Ltd.

Controlled Entities Acquired
  The following controlled entities were acquired by the economic entity at the dates stated and their operating results have been included in the profit and loss account from the relevant date.

   Entity and       Date acquired          Proportion
Consolidated        Consolidated
consideration given             of shares   June 1997  June 1996

(in thousands)

Latitude Securities
 Pty Ltd.           29 March 1996  100%        $ -   $  4,603
2,140 ordinary shares
 of $1.00 each

Skyblaze Holdings
 Pty Ltd.           29 March 1996  100%        -       16,808
4,254,053 ordinary
 shares of $1.00 each

Penrice Holdings Pty               29 March 1996         100%
-                   21,759
4,691,091 ordinary
 shares of $1.00 each

Costs associated
 with acquisition                                   -   5,089
                                                  ---   -------
Total consideration                               $ - $48,259
                                                  ===   =======

Consideration has been attributed to the net assets of entities acquired as follows:

Fair value of net tangible assets:
 Latitude Securities Pty Ltd.                             $ -
$ 1,177
 Skyblaze Holdings Pty Ltd.                                 -
4,325
 Penrice Holdings Pty                               -  10,934
 Goodwill                                           -  31,823
                                                  ---   -------

Total consideration                               $ - $48,259
                                                  ===   =======


                                           Consolidated
Consolidated
                                             June 1997  June 1996

The amounts of assets and liabilities
acquired by major class are:

Cash                                                         -
$   8,586
Receivables                                      -      13,073
Inventories                                      -      11,387
Prepayments                                      -       1,516
Property, plant and equipment                    -      59,610
Investments                                      -         100
Future income tax benefits                       -       2,342
Creditors                                        -    (66,729)
Provisions                                       -    (13,449)
Goodwill                                         -      31,823
                                               ---      -------
                                               $ -     $48,259
                                               ===      =======

Outflow of cash to acquire the entities, net of cash acquired:

Cash consideration                             $ -     $48,259
Cash balance acquired                            -     (8,586)
                                               ---      -------

Outflow of cash                                  -     $39,673
                                               ===      =======

23.                       Foreign Currency Exposure
   -------------------------
  The Australian dollar equivalents of foreign currency monetary items included in the balance sheet headings to the extent that they were not effectively hedged, are as follows:

                               Consolidated        Parent Entity
(in thousands)              June 1997           June 1996   June
1997                        June 1996
Current Assets
Amounts receivable in foreign currency
which are not effectively hedged

  United States dollars       $ -     $336        $ -      $ -
                               ===     ====       ===       ===

24.    Superannuation Commitments
   --------------------------
  All employees of the economic entity are entitled, after serving a qualifying period, to benefits on retirement, disability or death from the Penrice Soda Product Superannuation Fund. The Fund provides defined lump sum benefits based on years of service and final average salary. Employees who have qualified to join the Fund contribute to the Fund at the rate up to 7% of their wages and salaries. The economic entity also contributes to the Fund, generally at the rate of 12% of the gross base salary bill. These economic entity contributions are not legally required except for the amount required by the Superannuation Guarantee levy. Economic entity contributions for the year ended 30 June 1997 amounted to $1,620,000 (June 1996 $1,620,000).

  The most recent actuarial valuations of the Fund on both a discontinuance and a going concern basis by Mercer Campbell Cook and Knight as at 30 June 1996 confirmed that the Fund had sufficient funds to meet any benefits that would have been vested under the Fund in the event of termination of the Fund or the voluntary or compulsory termination of the employment of each employee.

Defined Benefit Superannuation Plan

                                               Penrice Soda
Products
                                               Superannuation
Fund

At 30 June 1997
(in thousands)

Net market value of plan assets as at 30 June 1996    $16,257
Accrued benefits as at the date of last measurement 30 June 1995
13,011
                                                        -------
Excess of plan assets over accrued benefits           $ 3,246
                                                        =======

Vested benefits as at 30 June 1996                    $15,477
                                                        =======

At 30 June 1996

Net market value of plan assets as at 30 June 1995    $13,281
Accrued benefits as at the date of last measurement 30 June 1995
13,011
                                                        -------

Excess of plan assets over accrued benefits           $   270
                                                        =======

Vested benefits as at 30 June 1995                    $13,080
                                                        =======


25.                                      Retirement Benefits
   -------------------
  There were no prescribed benefits given to a person, or to a prescribed superannuation fund, in connection with the retirement of a person from a prescribed office in relation to a corporation in the economic entity during the period.

26.                    Notes to the Statements of Cash Flows
   -------------------------------------
Reconciliation of Cash
  For the purposes of the statement of cash flows, cash includes cash on hand and in banks and deposits at call, net of outstanding bank overdrafts. Cash at the end of the period as shown in the statement of cash flows is reconciled to the related items in the balance sheet as follows:

(in thousands)
                            Consolidated        Parent Entity
                               3 months ended       3 months
ended
                       June 1997 June 1996   June 1997 June 1996
                       --------- ----------  --------- ---------

Cash (Note 4)           $1,760    $6,607         $4         $2
Bank overdraft (Note 12)     -       (1)          -          -
                         ------    ------         --        --
                         1,760     6,606          4          2
                         ------    ------         --        --

Reconciliation of net cash provided by operating activities to operating profit/(loss) after tax

Operating profit/(loss) after
 income tax                          597      1,517      (825)
(383)
Add Goodwill on consolidation1,648   398          -          -

Depreciation and amortization6,638 1,675         77         16
Provision for doubtful debts(18)     (9)          -          -
Net (profit) loss on sale of
 non-current assets         27        44          -          -
Unrealized foreign exchange
 (gains) loss              (8)        99          -          -

Change in operating assets
 and liabilities:

  (Increase)/Decrease in
   receivables           (182)       682          -        (1)
  (increase)/Decrease in
   inventories         (1,739)       970          -          -
  (Increase)/Decrease in
   future income tax
   benefits                        (130)         73          -
-
  (Increase)/Decrease in
   other assets          (750)     (244)       (10)          -
  Decrease)/Increase in
   trade and other
   creditors             1,965   (2,209)         18         12
  (Decrease)/Increase in
   provision for income
   taxes payable       (3,838)       298          1          -
  Decrease)/Increase in
   deferred income tax               249      (564)          -
-
  (Decrease)/Increase in
   other provisions        105        50          -          -
                         ------    ------     -----       -----

Net cash inflow/(outflow)
   from operating
   activities           $4,564    $2,780     $(739)     $(356)
                         ------    ------     -----       -----

Non-Cash Financing and Investing Activities -
  Property, plant and equipment
  During the reporting period the economic entity acquired property, plant and equipment with an aggregate fair value of $208,733 by means of finance leases. These acquisitions are not reflected in the statement of cash flows.

27.       Financing Arrangements
   ----------------------
 (in thousands)

                            Consolidated         Parent Entity
                       June 1997 June 1996 June 1997   June 1996
                       --------- --------- ---------   ---------

Banking Facilities

Total banking facilities$ 71,696$ 70,355   $ 10,000   $ 14,650

Less drawn down portion(61,861) (66,450)   (10,000)   (14,650)
                       --------  --------    --------   --------
Net unused facilities at
 balance date         $  9,835  $  3,905   $      -   $      -
                       ========  ========    ========   ========

28.       Contingent Liabilities
   ----------------------
  At year end, the economic entity had negotiated with its bankers letters of credit amounting to $1,909,774.


  (b) Set forth in this Current Report on Form 8-K/A are
Unaudited Pro Forma Condensed Consolidated Financial Statements for IMC Global Inc. as of March 31, 1998 and for the year ended
December 31, 1997 and the three months ended March 31, 1998

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

   The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1998 and the year ended December 31, 1997 have been prepared from the historical financial statements of IMC and Harris.

   The unaudited pro forma condensed financial information gives effect to the Harris Acquisition as a purchase transaction in accordance with Accounting Principles Board Opinion No. 16 (APB No. 16). The Unaudited Pro Forma Condensed Consolidated Statements of Operations presented herein have been prepared as if the Harris Acquisition occurred on January 1, 1997. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998 reflects the Harris Acquisition as if it had occurred on March 31, 1998.

   Additionally, the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997 gives effect to the merger with Freeport-McMoRan Inc. (FTX) which was consummated on December 22, 1997 as a purchase transaction in accordance with APB No. 16 as if it had occurred on January 1, 1997.

   Penrice's most recent fiscal year ended June 30, 1997 differs from IMC's most recent fiscal year end by more than 93 days. Accordingly, the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997 has been updated to include Penrice's results for the twelve-month period January 1, 1997 through December 31, 1997.

   HCG's most recent fiscal year ended March 29, 1997. Although this year end does not differ from IMC's by more than 93 days, unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997 has been updated to include HCG's results for the twelve-month period January 1, 1997 through December 31, 1997.

   The following unaudited pro forma condensed consolidated financial information does not include pro forma financial information for certain acquisition transactions consummated by IMC or Harris that individually, or in the aggregate, are not material in relation to IMC's or Harris's respective consolidated financial position or results of operations. Certain amounts in the historical financial statements of IMC and Harris have been reclassified for the pro forma consolidated presentation.

   The unaudited pro forma condensed consolidated financial information includes estimates and information currently available and is subject to change based upon final purchase accounting of the Harris Acquisition. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results which actually would have been attained if the Harris Acquisition had been consummated on the dates indicated above.

                                 IMC Global Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      For the year ended December 31, 1997
                     (In millions, except per share amounts)
                                              Pro Forma IMC
                  Historical  FTX Pro Forma  Prior to Harris  Historical
Harris Acquisition            Pro Forma
                    IMC (a)   Acquisition (a) Acquisition      Harris
Adjustments (g)   Consolidated
                  ----------  --------------  -------------    -------      ----
-----------       ------------

Net sales        $2,988.6        $   0.3        $2,988.9      $802.5         $ (8.6) (b)    $3,782.8
Cost of goods sold2,250.0           28.4         2,278.4       612.4           18.1  (b)(c)  2,908.9
                  --------         -------        --------     ------         --
----              --------
 Gross margins      738.6          (28.1)          710.5       190.1          (26.7)           873.9

Selling, general
 and administrative
 expenses           251.9           35.8           287.7        89.5            -              377.2
Main Pass write-down183.7            -             183.7         -              -              183.7
Exploration expenses  -             15.8            15.8         -              -               15.8
                  --------         -------        --------     ------         --
----              --------
 Operating earnings 303.0          (79.7)          223.3       100.6          (26.7)           297.2

Other (income) and
 expense, net        (6.2)          (1.9)           (8.1)       (3.9)           -              (12.0)
Interest expense     53.5           36.4            89.9       119.4           23.4 (d)        232.7
                  --------         -------        --------     ------         --
----              --------

Earnings (loss) before
 minority interest  255.7         (114.2)          141.5       (14.9)         (50.1)            76.5
Minority interest   124.4          (98.6)           25.8         3.5           (3.5) (e)        25.8
                  --------         -------        --------     ------         --
----              --------

Earnings (loss) before
 taxes                             131.3           (15.6)      115.7          (18.4)           (46.6)
50.7
Provision for income
 taxes                              43.5             1.1        44.6           12.3            (14.1)
(f)  42.8
                  --------         -------        --------     ------         --
----              --------

Earnings (loss) before
 extraordinary item$   87.8      $ (16.7)       $   71.1      $(30.7)        $(32.5)        $    7.9
                  ========         =======        ========     ======
======            ========

Earnings per share -
 diluted          $   0.93                      $   0.61                                     $   0.07

Weighted average
 number of shares
 and equivalent shares
 outstanding - diluted94.7                         117.0                                       117.0

              The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                         IMC Global Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Statement of
                           Operations
              For the year ended December 31, 1997
                          (In millions)


(a) In December 1997, IMC completed a merger with Freeport-McMoRan Inc. (FTX). The combination was accounted for as a purchase and resulted in the dissolution of FTX (FTX Merger).
The FTX Merger resulted in IMC relinquishing it 25 percent interest in the Main Pass 299 (Main Pass) operations to Freeport-McMoRan Sulphur Co., resulting in a charge of approximately $184 to write down the assets of Main Pass to their fair market value. The amounts in the FTX Pro Forma Acquisition column represent pro forma adjustments to give effect to the FTX Merger as if it had occurred on January 1, 1997.

(b) Reflects the elimination of intercompany sales between IMC and Harris. The impact of the related gross margin on inventories purchased by Harris from IMC was not significant.
(See note (b) of Notes to Unaudited Pro Forma Condensed
Consolidated Balance Sheet.)

(c) Reflects: (i) amortization of approximately $10 of estimated goodwill over 40 years; and (ii) additional depreciation and depletion of approximately $17 resulting from the step-up of book value to fair value of property, plant and equipment. (See notes
(d) and (e) of Notes to Unaudited Pro Forma Condensed
Consolidated Balance Sheet.)

(d) Reflects: (i) incremental interest expense of approximately $31 incurred as a result of additional borrowings used to fund the Harris Acquisition; (ii) interest savings of approximately $2 as a result of IMC's refinancing certain of Harris' revolver borrowings; and (iii) the elimination of Harris' historical deferred debt fee amortization of approximately $6. (See notes
(i), (l) and (m) of Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.)

(e) Reflects the elimination of a Harris preferred dividend due to the cancellation of Harris preferred stock as a result of the Harris Acquisition.

(f) Reflects the tax effect of Harris Acquisition adjustments, excluding goodwill amortization, at an effective tax rate of 38 percent.

(g) As a result of the Harris Acquisition, IMC expects to achieve cost savings through the consolidation and elimination of certain duplicative functions, through operational and logistical efficiencies along with interest savings associated with certain debt restructurings. No adjustment has been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for these anticipated cost savings.

   As a result of the FTX Merger, IMC expects to achieve cost savings through the consolidation of certain general and administrative functions and other opportunities for cost savings. No adjustments have been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for such anticipated cost savings. IMC expects to realize at least $33 in annual cost savings immediately, with an additional $8 in annual savings expected in the seven years following the FTX Merger.

                            IMC Global Inc.
  Unaudited Pro Forma Condensed Consolidated Statement of Operations
               For the three months ended March 31, 1998
                (In millions, except per share amounts)
                       Historical Historical Harris Acquisition  Pro
Forma
                          IMC      Harris      Adjustments (f)
Consolidated
                       ---------- ---------- -----------------   ------
------
Net sales               $676.8    $231.7      $  (4.5) (a)     $904.0
Cost of goods sold       503.6     164.8          2.2  (a)(b)   670.6
                        ------     ------       ------          ------
 Gross margins           173.2      66.9         (6.7)          233.4

Selling, general and
  administrative expenses 64.3      20.8          -              85.1
Exploration expenses       9.5       -            -               9.5
                        ------     ------       ------          ------
 Operating earnings       99.4      46.1         (6.7)          138.8

Other (income) and expense,
 net (4.1)                 1.7       -           (2.4)
Interest expense          24.1      28.4          5.8  (c)       58.3
                        ------     ------       ------          ------

Earnings before minority interest   79.4         16.0           (12.5)
82.9
Minority interest          5.4       0.9         (0.9) (d)        5.4
                        ------     ------       ------          ------

Earnings before taxes     74.0      15.1        (11.6)           77.5
Provision for income taxes26.0       0.9         (3.5) (e)       23.4
                        ------     ------       ------          ------

Earnings before extraordinary
 item                             $ 48.0       $ 14.2          $ (8.1)
$ 54.1
                        ======     ======       ======          ======

Earnings per share - diluted       $ 0.42                             $
0.47

Weighted average number of
  shares and equivalent shares
  outstanding - diluted  114.8                                  114.8

         The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                         IMC Global Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Statement of
                           Operations
            For the three months ended March 31, 1998
                          (In millions)


(a) Reflects the elimination of intercompany sales between IMC and Harris. The impact of the related gross margin on inventories purchased by Harris from IMC was not significant.
(See note (b) of Notes to Unaudited Pro Forma Condensed
Consolidated Balance Sheet.)

(b) Reflects: (i) amortization of approximately $2 of estimated goodwill over 40 years; and (ii) additional depreciation and depletion of approximately $4 resulting from the step-up of book value to fair value of property, plant and equipment. (See notes
(d) and (e) of Notes to Unaudited Pro Forma Condensed
Consolidated Balance Sheet.)

(c) Reflects: (i) incremental interest expense of approximately $8 incurred as a result of additional borrowings used to fund the Harris Acquisition; (ii) interest savings of approximately $1 as a result of IMC's refinancing certain of Harris' revolver borrowings; and (iii) the elimination of Harris' historical deferred debt fee amortization of approximately $2. (See notes
(i), (l) and (m) of Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.)

(d) Reflects the elimination of a Harris preferred dividend due to the cancellation of Harris preferred stock as a result of the Harris Acquisition.

(e) Reflects the tax effect of Harris Acquisition adjustments, excluding goodwill amortization, at an effective tax rate of 38 percent.

(f) As a result of the Harris Acquisition, IMC expects to achieve cost savings through the consolidation and elimination of certain duplicative functions, through operational and logistical efficiencies along with interest savings associated with certain debt restructurings. No adjustment has been included in the Unaudited Pro Forma Condensed Consolidated Statement of Operations for these anticipated cost savings.

                            IMC Global Inc.
       Unaudited Pro Forma Condensed Consolidated Balance Sheet
                         As of March 31, 1998
                             (In millions)
                       Historical Historical Harris Acquisition  Pro
Forma
                          IMC      Harris      Adjustments
Consolidated
                       ---------- ---------- -----------------   ------
------
Assets
Cash and cash equivalents$  123.8$   23.2    $   60.0  (a)     $  207.0
Accounts receivable, net 298.0     165.6         (1.3) (b)        462.3
Inventories, net         679.5     121.8         (3.4) (c)        797.9
Other assets              71.9      15.0          -                86.9
                       --------  --------     --------         --------
 Total current assets  1,173.2     325.6         55.3           1,554.1

Property, plant and
 equipment, net        2,544.5     487.0        584.1 (d)       3,615.6
Other assets 1,126.0     109.8     493.3(e)(g)(h)(i)            1,729.1
                       --------  --------     --------         --------
 Total assets         $4,843.7  $  922.4     $1,132.7          $6,898.8
                       ========  ========     ========         ========


Liabilities and Stockholders
 Equity (Deficit)
Accounts payable      $  319.9  $  112.0     $   (1.3) (b)     $  430.6
Accrued liabilities      200.5      89.0         42.5  (f)(j)     332.0
Current maturities and short-
 term debt               106.9      41.5        591.4  (k)(l)     739.8
                       --------  --------     --------         --------
 Total current maturities627.3     242.5        632.6           1,502.4

Long-term debt         1,393.2     911.6        (35.0) (l)(m)   2,269.8
Non-current liabilities  844.5      68.0        235.4  (n)(o)(p)1,147.9
Stockholders' equity
 (deficit)             1,978.7    (299.7)       299.7  (q)      1,978.7
                       --------  --------     --------         --------

 Total liabilities and
 stockholders' equity
  (deficit)           $4,843.7  $  922.4     $1,132.7          $6,898.8
                       ========  ========     ========         ========


         The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                         IMC Global Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
                          (In millions)


(a) Reflects the contribution of cash to Harris by IMC, the proceeds of which were used to reduce certain indebtedness immediately following the Harris Acquisition. (See note (m) below.)

(b) Reflects the elimination of intercompany transactions between IMC and Harris. (See notes (a) and (b) of Notes to Unaudited Pro Forma Condensed Consolidated Statement of
Operations for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively.)

(c) Reflects adjustment required to record inventories at fair value.

(d) Reflects step-up of property, plant and equipment, including mineral reserves, from book value to fair value.

(e) Reflects estimated goodwill of approximately $400 recorded as a result of the Harris Acquisition. (See notes (b) and (c) of Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively.)

(f) Reflects estimated fees of approximately $20 related to the Harris Acquisition.

(g) Reflects deferred tax assets of approximately $82 associated with net operating loss carryforwards that are anticipated to be realized in future years. The amount of net operating loss carryforwards included herein is estimated using information currently available and may change as additional information becomes known.

(h) Reflects deferred tax assets of approximately $36 attributable to certain Harris Acquisition adjustments.

(i) Reflects the elimination of historical Harris deferred debt fees of approximately $27. (See notes (c) and (d) of Notes to Unaudited Pro Forma Condensed Consolidated Statement of
Operations for the three months ended March 31, 1998 and the year ended December 31, 1997, respectively.)

(j)  Reflects an accrual for severance charges of approximately
$23.

(k) Reflects adjustment of approximately $37 required to increase debt to fair value.

(l) Reflects reclassification of approximately $554 of certain debt which is assumed to be refinanced by IMC through the use of short-term borrowings.

(m) Reflects incremental borrowings of approximately $519 incurred as a result of the Harris Acquisition, including approximately $60 borrowed by Harris immediately prior to the closing date. (See note (a) above.)

(n) Reflects deferred taxes of approximately $222 provided for the step-up from book value to fair value on property, plant and equipment. (See note (d) above.)

(o) Reflects deferred taxes of approximately $8 provided for certain Harris Acquisition adjustments.

(p) Reflects purchase accounting adjustments of approximately $5 to certain liabilities assumed by IMC in the Harris Acquisition.

(q)  Reflects the elimination of Harris' historical deficit.



   (c)    Exhibits.

      No.                  Description
   --------------------------------------------------------------
----------

   13.1        Report of Coopers & Lybrand L.L.P.

   13.2        Report of Arthur Andersen

   23.1        Consent of Coopers & Lybrand L.L.P.

   23.2        Consent of Arthur Andersen




                           SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   IMC Global Inc.


                                 /s/ J. BRADFORD JAMES
                                   J. Bradford James
                                   Senior Vice President
                                   and Chief Financial Officer

Date:     June 15, 1998